SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. ~~2~~3)
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission
only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material pursuant to Rule 14a-12

Huron National Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title Of Securities to which transaction applies:	Aggregate number of securities to which transaction applies:	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:	Proposed Maximum Aggregate Value of transaction:	Total fee paid:
N/A	N/A	N/A	N/A	N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount Previously Paid:	Form, Schedule or Registration Statement No.:	Filing Party:	Date Filed:
N/A	N/A	N/A	N/A

HURON NATIONAL BANCORP, INC.

[December 29, 2003]

To our Shareholders:

You are invited to attend a special meeting of the shareholders of Huron National Bancorp, Inc. to be held on [January 28, 2004] at 10:00 a.m. (local time). The meeting will be held at our headquarters at 200 East Erie St. in Rogers City, Michigan 49779.

This meeting is very important, as you will be asked to vote on a proposed transaction that, if approved, will result in the termination of the registration of our common stock under the federal securities laws. This will eliminate the significant expense required to comply with the reporting and related requirements under those laws. Often referred to as a “going private” transaction, the proposed transaction is a reverse stock split of our common stock, immediately followed by a forward stock split. The details of this proposed transaction are described in the enclosed Proxy Statement. The net effect of the transaction is our repurchase of shares from all shareholders who own fewer than 60 shares at the time of the transaction, which is proposed to take place on [January 30, 2004]. The price per share will be $60.

We are proposing this transaction because, after careful consideration, the Board of Directors has concluded that the costs associated with being a “public” company are not justified by the benefits in view of our common stock’s limited trading activity, the lack of analysts following our performance, and the fact that several of our shareholders own 10 or fewer shares.

The Special Meeting is being held for the shareholders to vote on proposed amendments to our Articles of Incorporation effecting the reverse stock split and the forward stock split. Failure to cast a vote has the same effect as a NO vote.

The Board of Directors believes that the terms of the proposed transaction are fair and in the best interests of our shareholders, including both those shareholders who will have their shares purchased for cash in the transaction and those shareholders who will remain shareholders after the transaction. Accordingly, your Board of Directors believes the proposed transaction is in the best interest of the Company and its shareholders and unanimously recommends that you vote “FOR” the proposal.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY.

Sincerely,

Dale L. Bauer
President and Chief Executive Officer

HURON NATIONAL BANCORP, INC.

NOTICE OF SPECIAL MEETING

[December 29, 2003]

TO OUR SHAREHOLDERS:

A Special Meeting of the shareholders of Huron National Bancorp, Inc. will be held at its corporate offices at 200 East Erie St., Rogers City, Michigan 49779, at 10:00 a.m. (local time), on [Wednesday, January 28, 2004], to consider and vote on:

1.

Two amendments to the Articles of Incorporation of Huron National Bancorp, Inc. to effect a reverse stock split followed immediately by a forward stock split, which transaction will permit the Company to terminate the registration of its common stock under the Securities Exchange Act of 1934 and become privately held; and

2.	Such other matters as may properly come before the Special Meeting or any adjournments thereof.

[December 26, 2003] has been fixed as the record date for determination of shareholders entitled to vote at the Special Meeting and to receive notice thereof.

The directors sincerely desire your presence at the meeting. However, so that we may be sure your vote will be included, please sign, date, and return the enclosed proxy card promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.

FOR THE BOARD OF DIRECTORS Paulette D. Kierzek Secretary

SHAREHOLDERS ARE URGED TO VOTE BY DATING, SIGNING, AND RETURNING
THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO WHICH
NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

HURON NATIONAL BANCORP, INC.

Proxy Statement for Special Meeting of Shareholders
to be held [January 28, 2004]

The information set forth in this proxy statement is furnished in connection with a Special Meeting of shareholders of Huron National Bancorp, Inc., a Michigan corporation (the “Company”), to be held on [January 28, 2004], at 10:00 a.m. (local time), at our headquarters at 200 East Erie St., Rogers City, Michigan 49779. Our telephone number is (989) 734-4734. When used in this proxy statement, the terms “we,” “us,” and “our” mean the Company.

Additional copies of the notice of the Special Meeting, this proxy statement, and the proxy card will be furnished without charge to any shareholder upon written request to Huron National Bancorp, Inc., Attn: Paulette D. Kierzek, Secretary, 200 East Erie St., Rogers City, Michigan 49779. A list of the shareholders of record on the record date will be available for inspection at this address for 10 days preceding the date of the Special Meeting.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved the reverse stock split or the forward stock split, or determined if this proxy statement is truthful or complete. The SEC has not passed upon the fairness or merits of the reverse stock split or the forward stock split, nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

Our Board of Directors is soliciting the enclosed proxy. The proxy may be revoked by a shareholder at any time before it is voted by filing with our Secretary a written revocation or a duly executed proxy bearing a later date. The proxy also may be revoked by a shareholder attending the Special Meeting, withdrawing the proxy, and voting in person. We will pay all expenses incurred in connection with the solicitation of proxies. In addition to the solicitations of proxies by mail, our directors, officers, and regular employees may solicit proxies in person or by telephone.

This proxy statement, the enclosed form of proxy, and the other accompanying materials are first being mailed to shareholders on or about [December 29, 2003]. Shareholders of record at the close of business on [December 26, 2003], are eligible to vote at the Special Meeting. As of the record date, 62,500 shares of our common stock were outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the Special Meeting.

Shares represented by a properly executed and returned proxy card will be voted at the Special Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, the person or persons named in the proxy will vote FOR the amendments to our Articles of Incorporation to effect the reverse stock split and forward stock split, as described in this proxy statement, and in their discretion with respect to such other business as may come before the Special Meeting.

Approval of the reverse stock split and the forward stock split will require that a majority of the votes entitled to be cast by the holders of the common stock be cast in favor of the reverse stock split and forward stock split. For these purposes, only those votes cast “For” the proposal are counted. Abstentions are counted as votes “Against” the proposal. In accordance with our Bylaws and Michigan law, the Board will appoint an inspector of the election upon the request of a shareholder present at the Special Meeting (in person or by proxy) and entitled to vote.

The Company makes forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of the Company after the reverse stock split and forward stock split are accomplished (if approved by our shareholders at the Special Meeting). When we use words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include changes in economic conditions, the quality of our operations, the adequacy of operating and management controls, dependence on existing management, inflation and general economic conditions, and changes in federal or state laws or regulations.

SUMMARY TERM SHEET

The following is a summary of the material terms of the proposed reverse stock split and forward stock split. In this proxy statement, we refer to the reverse stock split, followed immediately by the forward stock split, as the “Recapitalization.” This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement. We urge you to review the entire proxy statement and accompanying materials carefully.

•	The proposed Recapitalization involves two steps:

(1)

The first step is a reverse stock split in which each outstanding share of our common stock would be converted into 1/60th of a share. Any shareholder who would not be entitled to receive at least one whole share of common stock in this conversion would be entitled to receive cash in lieu of a fractional share. The amount of cash received would be based on a price of $60 per pre-split share.

(2)	The second step is a forward stock split in which each outstanding share of our common stock (immediately after the reverse stock split) would be converted into 60 shares.

The net effect of the Recapitalization would be our repurchase of shares from each shareholder who owns fewer than 60 shares at the time of the Recapitalization for a price of $60 per share.

•	If approved, both steps of the Recapitalization would take place on [January 30, 2004].

•

The Recapitalization would be accomplished by making two successive amendments to our Articles of Incorporation (both of which would be effective on [January 30, 2004]). This proxy statement is to solicit votes for the approval of those amendments at a Special Meeting of our shareholders to take place [January 28, 2004]. Please see “Description of the Recapitalization” on page 15 for more detailed information.

•

A majority of the outstanding shares of our common stock (31,251 shares of the 62,500 outstanding shares) must be voted in favor of the Recapitalization for it to be approved. Since our executive officers and directors own a total of 13,049 shares, and since we believe that all of them will vote in favor of the Recapitalization, this means that a total of 18,202 shares held by shareholders who are not executive officers or directors of the Company will be required to vote in favor of the Recapitalization in order for it to be approved. Please see “Vote Required” on page 13 for more detailed information.

•

The reason for the Recapitalization is to reduce our number of shareholders in order to enable us to terminate our obligation to file reports with the SEC. Our Board has determined that the costs of our being a public, SEC-reporting company significantly outweigh the related benefits. Please see “Special Factors” on page ~~6~~7 for more detailed information.

•

If the amendments to our Articles of Incorporation are approved, shareholders who own fewer than 60 shares of our common stock on [January 30, 2004] will receive cash for their shares at a price of $60 per share, and we would take the steps necessary to deregister our common stock with the SEC. Please see “Description of the Recapitalization” on page 15 for more detailed information.

•

Our Board has determined that the terms of the proposed Recapitalization are fair, both to shareholders who will receive cash for their shares and for shareholders who will continue as our shareholders.Please see “Special Factors” on page ~~6~~7 for more detailed information.

•	Each of our directors owns more than 60 shares of our common stock, which means that all of our directors will continue as shareholders if the Recapitalization is approved. In addition, because the Recapitalization would have the effect of reducing the number of outstanding shares of our common stock, the percentage of our stock owned by each of our directors would increase as a result of the Recapitalization. These facts create a potential conflict of interest, since the Board has approved the Recapitalization and determined that it is fair to our shareholders; however, the Board believes that any conflict of interest is insignificant. Please see "Fairness of the Recapitalization" on page 11 for more detailed information.

•	Our shareholders do not have the right to dissent from the proposed Recapitalization and demand an appraisal of their shares.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE RECAPITALIZATION	~~3~~4

SPECIAL FACTORS	~~6~~7

DESCRIPTION OF THE RECAPITALIZATION	15

FEDERAL INCOME TAX CONSEQUENCES OF THE RECAPITALIZATION	~~17~~18

FINANCIAL INFORMATION	20

VOTING SECURITIES AND BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	~~20~~21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	~~21~~22

BACKGROUND INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS	22

OTHER INFORMATION	~~22~~23

OTHER MATTERS	23

SHAREHOLDER PROPOSALS	~~23~~24

WHERE YOU CAN FIND ADDITIONAL INFORMATION	~~23~~24

INCORPORATION BY REFERENCE	~~24~~25

APPENDICES

Appendix A	Proposed Amendment to Articles of Incorporation - Reverse Stock Split
Appendix B	Proposed Amendment to Articles of Incorporation - Forward Stock Split
Appendix C	Annual Report for the fiscal year ended December 31, 2002
Appendix D	Quarterly Report (on Form 10-QSB) for the interim period ended September 30, 2003

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE RECAPITALIZATION

Set forth below are some key questions and answers to provide you with more information about the proposed Recapitalization. These questions and answers are qualified in their entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement. We urge you to review the entire proxy statement and accompanying materials carefully.

About the Special Meeting and Voting Procedures

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your vote for use at our Special Meeting of Shareholders.

This proxy statement provides information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card.

Q:	What is the time and place of the special meeting?

A:	The special meeting will be held at our main office at 200 East Erie Street in Rogers City, Michigan, at 10:00 a.m., local time, on [January 28, 2004].

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the approval of two proposed amendments to our Articles of Incorporation. These two amendments are attached to this proxy statement as Appendix A and Appendix B. The two amendments effect a Recapitalization of the Company, which is proposed to be effective on [January 30, 2004]. If the Recapitalization is approved, the two amendments will both become effective on [January 30, 2004]. The first amendment (attached as Appendix A) provides for a reverse 1-for-60 stock split. Shareholders who would not be entitled to receive at least one whole share in this reverse stock split (because they owned fewer than 60 shares at the time of the Recapitalization) would receive cash for their shares at a price of $60 per pre-split shares. Shareholders who receive at least one whole share (because they owned at least 60 shares at the time of the Recapitalization) would not receive any cash for their shares. Immediately after this reverse stock split, the second amendment (attached as Appendix B) would effect a forward 60-for-1 stock split. This has the result of returning each remaining shareholder’s number of shares to the number they held prior to the Recapitalization. After the Recapitalization, we would file a form with the SEC that would cause us to no longer be subject to the reporting and related requirements of the Securities Exchange Act of 1934.

Q:	Who may be present at the Special Meeting and who may vote?

A:	All holders of our common stock may attend the Special Meeting in person. However, only holders of our common stock of record as of [December 26, 2003] may cast their votes in person or by proxy at the Special Meeting.

Q:	What is the vote required to approve the Recapitalization?

A:	The proposal to approve the Recapitalization must receive the affirmative vote of the holders of at least a majority of the shares of our common stock issued and outstanding as of the record date. If you do not vote your shares, either in person or by proxy, it has the same effect as if you voted against the transaction.

Q:	Who is soliciting my proxy?

A:	The Board of Directors of the Company is soliciting your proxy.

Q:	What is the recommendation of our Board of Directors regarding the proposal?

A:	Our Board of Directors has determined that the Recapitalization is advisable and in the best interests of the Company and its shareholders. Our Board of Directors has unanimously approved the Recapitalization and recommends that you vote “FOR” approval of this matter at the Special Meeting.

Q:	What do I need to do now?

A:	Please sign, date, and complete your proxy card and promptly return it in the enclosed, self addressed, prepaid envelope so that your shares can be represented at the Special Meeting.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. Just send by mail a written revocation or a later-dated, completed, and signed proxy card before the Special Meeting or simply attend the Special Meeting and vote in person. You may not change your vote by facsimile or telephone.

Q:	What if I don't send back a proxy card or vote my shares in person at the Special Meeting?

A:	If you don’t return your proxy card or vote your shares in person at the Special Meeting, each of those shares will be treated as a vote “AGAINST” the proposed Recapitalization.

Q:	What happens if I sell my shares before the Special Meeting?

A:	The record date for the Special Meeting ([December 26, 2003]) is earlier than the targeted effective time of the Recapitalization ([January 30, 2004]). If you own shares of our common stock on the record date but transfer your shares after the record date, but before Recapitalization, you will retain your right to vote at the Special Meeting based on the number of shares you owned on [December 26, 2003], 2003. If you sell a sufficient number of shares so that you own fewer than 60 shares as of [January 30, 2004], you will receive $60 cash for each share you own on [January 30, 2004].

Q:	What happens if the Special Meeting is postponed or adjourned?

A:	Your proxy will be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

About the Recapitalization

Q:	What will I receive in the Recapitalization?

A:	If you own fewer than 60 shares of our common stock on [January 30, 2004], you will receive $60 in cash, without interest, from us for each share you own. If you own 60 or more shares of our common stock on [January 30, 2004], you will not receive any cash payment for your shares in connection with the Recapitalization and will continue to hold the same number of shares of our common stock as you did before the Recapitalization.

Q:	Why is 60 shares the "cutoff" number for determining which shareholders will be cashed out and which shareholders will remain as shareholders of the Company?

A:	The purpose for the Recapitalization is to reduce the number of our shareholders to fewer than 300, which will allow us to de-register as an SEC-reporting company. Our Board selected 60 shares as the “cutoff” number in order to enhance the probability that, after the Recapitalization (if approved), we will have fewer than 300 shareholders.

Q:	How will the Company be operated after the Recapitalization?

A:	After the Recapitalization, we will no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies. We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this proxy statement, the Recapitalization is not anticipated to have any effect upon the conduct of such business. As a result of the Recapitalization, our shareholders who receive cash for their shares in the transaction will no longer have a continuing interest as shareholders and will not share in any future earnings and growth of the Company.

Q:	When do you expect the Recapitalization to be completed?

A:	We expect the Recapitalization to be completed and effective at 11:59 p.m. local time, on [January 30, 2004].

Q:	What are the federal income tax consequences of the Recapitalization to me?

A:	The receipt of cash in the transaction will be taxable for federal income tax purposes. Shareholders who do not receive cash in the transaction should not be subject to taxation as a result of the transaction. To review the material tax consequences in greater detail, please read the discussion under “FEDERAL INCOME TAX CONSEQUENCES OF THE RECAPITALIZATION” on page ~~17~~18.

Q:	May I buy additional shares in order to remain a shareholder of the Company?

A:	Yes. The key date is how many shares of common stock you own on [January 30, 2004]. So long as you are able to acquire a sufficient number of shares so that you own 60 or more shares on [January 30, 2004], your shares of common stock will not be cashed out in the Recapitalization.

Q:	Should I send in my stock certificates now?

A:	No. After the Recapitalization is completed, if your shares were converted into the right to receive cash in the Recapitalization, we will send instructions on how to receive your cash payment. If you will continue as a shareholder after the Recapitalization, you will not receive new stock certificates.

Q:	Who can help answer my questions?

A:	If you have any questions concerning the Recapitalization or the Special Meeting, or if you would like additional copies of this proxy statement or proxy card, please contact: Dale L. Bauer or Paulette D. Kierzek at Huron National Bancorp, Inc., at 200 East Erie Street, Rogers City, Michigan 49779. Their telephone number is (989) 734-4734.

SPECIAL FACTORS

Capitalization of the Company

As of [December 26, 2003], 2003 (the record date for the Special Meeting), there were 62,500 shares of our common stock, with a par value of $10 per share, outstanding. The outstanding shares are held by a total of 605 record shareholders. Of these 605 record shareholders, approximately 163 of them own 54,290 shares (approximately 87% of the outstanding shares) and approximately 442 shareholders own only 8,210 shares (approximately 13% of the outstanding shares).

There is no established trading market for our common stock (except for limited or sporadic quotations).

Purposes of and Reasons for the Recapitalization

The primary purpose of the Recapitalization is to eliminate the expenses and management’s time and effort related to our disclosure and reporting requirements under the Securities Exchange Act and the shareholder servicing expense associated with being a public company. If approved, we expect that the Recapitalization will result in reducing the number of our shareholders to fewer than 300. This would allow us to deregister our common stock under the Securities Exchange Act, which should decrease these administrative expenses. The Recapitalization will thus enable our management and employees to devote more time and effort to improving our operations.

The possibility of "going private" by reducing the number of shareholders and electing not to file reports with the SEC has been the subject of various journal and trade publication articles within the past year or two. Our President and CEO discussed this matter with a peer bank, located in the western portion of northern Michigan, that had completed such a transaction. He then requested information about the possibility of the Company going private from our legal counsel. Thereafter, at a meeting held on August 18, 2003, our Board discussed the relevant costs and benefits of being a reporting company. The Board ultimately determined, for the reasons set forth below, that it was in the best interests of the Company and its shareholders to undertake a "going private" transaction.

Because our common stock is registered under Section 12 of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under that Act, including the new requirements imposed by the Sarbanes-Oxley Act of 2002. These requirements require us to incur legal, accounting, and SEC filing fees that we would not otherwise have to incur. In addition to the direct costs we incur, our management and employees are required to devote substantial time and energy to completing the periodic reports required of publicly-traded companies under the Securities Exchange Act and otherwise complying with requirements applicable only to public companies. Please see "Effects of the Recapitalization - Cost Savings" on page 8 for more information on these costs. In going private, we will be able to save many of these costs.

The obligations and associated costs of being a public company have become more burdensome as a result of the passage of the Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act imposes several new requirements on public companies, including the following:

•	The annual Form 10-KSB that we file with the SEC must disclose whether we have adopted a code of ethics for our executive officers and, if we haven’t, why we haven’t. We are required to make any code of ethics we adopt publicly available.

•	Our audit committee members are subject to new and more stringent independence requirements. In addition, our annual Form 10-KSB must disclose whether our audit committee has an “audit committee financial expert” (as such term is defined by the SEC) and, if it doesn’t, why not.

•	Our outside auditors will be prohibited from providing certain non-audit services for us. Other non-audit services must be pre-approved by our audit committee.

•	When our officers and directors buy or sell shares of our stock, they are required to file a report with the SEC. The deadline for those reports has been accelerated, and they are now due within two business days of the trade.

•	Our annual Form 10-KSB is required to contain a report of the internal controls we have. This report must be reviewed and attested to by our outside auditors.

•	The SEC will be reviewing our filings at least once every three years.

Although extremely difficult to quantify, the cost of complying with these new requirements is likely to be substantial. For example, these new requirements will increase our legal fees as we will require legal assistance to determine how the new regulations are applicable to us and to help us comply with those new requirements. In addition, the attestation of our report on internal controls that we are required to obtain from our outside auditors will increase the fees we pay them. Our officers and directors will also be required to devote attention to complying with these regulations, and their time represents an indirect cost to us.

Despite these costs, our Board of Directors believes the Company receives little, if any, relative benefit from having its common stock registered under the Securities Exchange Act. Our common stock is not listed on any exchange or on the over-the-counter bulletin board (OTCBB), which means that our shareholders do not benefit from the liquidity of a public market that shareholders of other public companies often do. In addition, the lack of a public market for our stock and the lack of an analyst researching and tracking our stock means that the Company does not realize the benefit of having access to capital markets that other public companies generally do. Our Board believes there is little likelihood that a more active market will develop in the foreseeable future.

For all of these reasons, our Board has concluded that the costs of being a public company (which are expected to increase as a result of the Sarbanes-Oxley Act) substantially outweigh the associated benefits to the Company and our shareholders. By effecting the Recapitalization, the Board believes we will reduce costs without a substantial reduction in benefits.

Failure to Effect Recapitalization

If the proposed Recapitalization is not approved by our shareholders and effected, we will continue to file annual and quarterly reports on Forms 10-KSB and Forms 10-QSB, as well as all other filings required under the Securities Exchange Act. However, in that event, we may consider other, as yet undetermined, steps to no longer be a public company. Our Board considered the possibility that the Recapitalization may not be implemented. The Board determined that the potential benefits to the Company and its shareholders of implementing the Recapitalization were worth the risk that the Recapitalization might not be implemented.

Alternatives Considered

In making its determination to proceed with the Recapitalization, our Board considered other alternatives. As discussed below, it rejected a cash-out merger, a tender offer, open market purchases, and remaining a public company. For the reasons discussed below, the Board determined that providing liquidity to some unaffiliated shareholders was fair to all the shareholders considering the benefits to the Company of eliminating the expenses incurred from being a public company and relieving management of the time necessary to meet regulatory responsibilities under securities laws. The alternatives the Board considered were:

•	Cash-Out Merger. The Board considered, as a possible alternative to the Recapitalization, a cash-out merger of the Company into a newly-formed corporation, with conversion of the outstanding shares occurring in the same general manner and ratios as in the Recapitalization. Such a merger would have the same net effect on our shareholders. However, the Board determined that a cash-out merger was not a preferable option because it did not offer any advantages over the Recapitalization, but would have required the formation of a new company, more documentation than the Recapitalization (including a detailed plan of merger), and likely more regulatory issues.

•	Issuer Tender Offer. The Board also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature, thus the Board was uncertain as to whether this alternative would result in a sufficient number of shares being tendered. Moreover, federal regulations impose rules regarding the treatment of shareholders in a tender offer, including pro rata acceptance of offers from shareholders, which makes it difficult to ensure that the Company would be able to significantly reduce the number of record shareholders. As a result, the Board rejected this alternative.

•	Open Market Purchases. The Board determined that making open market purchases was an impracticable option given the very limited trading market for our common stock. In addition, this method would take an extended length of time, have no assurance of success, and be of undeterminable cost. The Board did not think this procedure was either practical or efficient.

•	Maintaining the Status Quo. The Board considered maintaining the status quo. In that case, the Company would continue to incur the expenses of being a public company without the commensurate benefits. Thus, the Board considered maintaining the status quo not to be in the best interests of the Company and its shareholders and rejected this alternative.

Effects of the Recapitalization on the Company

The Recapitalization will likely have the following effects on the Company:

•	Termination of Securities Exchange Act Registration. Our common stock is currently registered under the Securities Exchange Act. The Company has approximately 605 shareholders of record. Following the Recapitalization, if approved and if it is successful in reducing the number of our shareholders to less than 300, we intend to terminate the registration of our common stock under the Securities Exchange Act as promptly as possible after the effective date of the Recapitalization.

•	Cost Savings. We anticipate saving substantial costs as a result of the Recapitalization, including attorney fees, accountants' fees, SEC filing fees, and indirect savings resulting from the reduction in the time that must be devoted to preparing SEC reports and filings. We estimate that we will save approximately $10,000 a year in incremental attorney fees that we incur to have our attorneys review our periodic filings with the SEC and assist us in complying with rules and regulations applicable to public companies. In addition, we estimate that we will save approximately $30,000 in incremental accountants' fees. Although banking regulations may require our accountants to continue to review or audit our financial statements, we will not incur the cost of having our accountants assist in preparing periodic filings with the SEC or in advising us as to various accounting rules applicable to public companies.

In addition to these direct cost reductions, we expect to save indirect costs as a result of the fact that our officers (primarily our President/CEO and our CFO) will not be required to devote attention to preparing periodic SEC filings, consulting with our attorneys and auditors on various SEC rules and regulations, and generally addressing compliance with SEC rules and regulations. These indirect costs are extremely difficult to accurately quantify.

Furthermore, we expect that, by undertaking the Recapitalization, the Company will avoid future costs, which could be substantial, as a result of complying with new SEC rules and regulations imposed as a result of the Sarbanes-Oxley Act. Some of the new requirements of the Sarbanes-Oxley Act are listed in "Purposes of and Reasons for the Recapitalization" on page 6. Although it is extremely difficult for us to accurately quantify these costs, complying with these new requirements will very likely require (1) additional assistance from our outside auditors and attorneys (resulting in increased expense to us), (2) additional time and attention from our officers and directors (which represents an indirect cost to us), and (3) the likely hiring of additional employees to help us comply with these new requirements.

•	Reduction in the Number of Shareholders of Record and the Number of Outstanding Shares. Based on information as of [December 26, 2003], we believe that the Recapitalization will reduce our number of record shareholders from approximately 605 to approximately 163. We estimate that we will purchase approximately 8,210 shares in the Recapitalization. The number of outstanding shares of common stock will decrease from approximately 62,500 to approximately 54,290. These estimates assume that there will be no transfers of stock between shareholders before [January 30, 2004] (the proposed effective date of the Recapitalization).

•	Change in Book Value. Because (1) the price to be paid per share in the Recapitalization will be $60 per share, (2) the number of shares of common stock expected to be purchased is estimated to be approximately 8,210, (3) the total cost to the Company, including expenses, of effecting the Recapitalization is expected to be approximately $522,700, and (4) at September 30, 2003, aggregate shareholders' equity in the Company was approximately $4,701,374 ($75.22 per share), the Company expects that, as a result of the Recapitalization, the book value per share of common stock, estimated as of September 30, 2003, will be increased to approximately $76.97 per share on a pro forma basis. This calculation is net of the dividend paid November 3, 2003 and the anticipated effect of the Recapitalization. (It is important to note that book value is an accounting methodology based on the historical cost of the Company’s assets, and therefore does not necessarily reflect current Company value.)

•	Available Cash. Our available cash on hand will be reduced from approximately $3,407,779 as of September 30, 2003 to approximately $2,885,079 on a pro forma basis.

•	Capital and Liquidity. We do not expect that the payment to shareholders receiving cash in the Recapitalization or the payment of expenses will have a material adverse effect on our capital, liquidity, or operations. However, there will be less capital available to the Company. Based on the estimates set forth in “Change in Book Value” above, we estimate that our capital will decrease to approximately $4,178,674 on a pro forma basis.

Effects of the Recapitalization on Our Shareholders

The Recapitalization will likely have the following effects on our shareholders:

•	Primary Effect on Shareholders Owning Fewer Than 60 Shares. Shareholders owning fewer than 60 shares as of [January 30, 2004] will cease to be shareholders and instead will receive $60 per share for their common stock. This is true whether or not a shareholder is affiliated with the Company (e.g., an employee or director).

•	Primary Effect on Shareholders Owning at Least 60 Shares. All shareholders owning 60 or more shares as of [January 30, 2004] will remain shareholders and will not receive any cash. The number of shares each shareholder owns will not change; however, because there would be fewer outstanding shares, each remaining shareholder would own a slightly higher percentage of the Company’s outstanding stock. This is true whether or not a shareholder is affiliated with the Company (e.g., an employee or director).

•	Federal Income Tax Consequences. If the Recapitalization is approved and effected, a shareholder who receives cash for their shares will likely be required to pay a tax on the cash received. Shareholders who do not receive cash and continue as shareholders of the Company will likely not be required to pay any federal income tax as a result of the Recapitalization. These tax consequences are the same for both affiliated and unaffiliated shareholders of the Company; however, because all affiliated shareholders will continue as shareholders of the Company, none of them should be required to pay any federal income tax as a result of the Recapitalization. Please see “Federal Income Tax Consequences of the Recapitalization” beginning on page 14 for more detailed information.

•	Less Information About the Company. As discussed above, the purpose of the Recapitalization is to permit us to terminate the registration of our common stock under the Securities Exchange Act, which will substantially reduce the information that we will be required to furnish to our shareholders. Although the Company will continue to release annual audited financial statements following the end of each fiscal year, these reports will not include all of the information that we currently are required to provide to our shareholders under federal securities laws, including information such as a description of our business, management’s discussion and analysis of our financial condition and the results of our operation, descriptions of transactions with related parties, disclosure of executive compensation, and reports of beneficial ownership by our management.

•	Less Regulation Designed to Protect Investors. In addition, the termination of our Securities Exchange Act registration will make many of the provisions of the Securities Exchange Act, such as certain short-swing profit recapture rules, the requirement of furnishing a proxy or information statement in connection with shareholder meetings, some requirements relating to tender offers, and the requirements regarding “going private” transactions, no longer applicable to the Company or its shareholders. In addition, the Sarbanes-Oxley Act of 2002 imposed many additional rules and regulations on public companies that were designed to protect investors. For example, among other things, that Act requires us to impose stricter standards on our audit committee and requires that our CEO and CFO personally certify our disclosures to shareholders. If the Recapitalization is approved and effected, almost all of these new regulations will no longer be applicable to the Company.

•	No Public Market. There will be no public market for our common stock after Recapitalization (although there is currently only a very limited market for the stock).

Effects of the Recapitalization on Our Executive Officers and Directors

All of our executive officers and directors own at least 60 shares of our common stock, and thus will remain shareholders if the Recapitalization is approved. Although our executive officers and directors are treated the same as other shareholders under the terms of the Recapitalization, the Recapitalization will likely have the following special effects on our executive officers and directors:

•	Increased Percentage of Ownership. Based on the estimates set forth above, we expect that the percentage of our common stock held by our executive officers and directors as a group will increase from approximately 20.88% before the Recapitalization to approximately 24.04% after the Recapitalization.

•	Decreased Regulation. After the Recapitalization (if approved), our common stock will not be registered under the Securities Exchange Act. As a result, our executive officers, directors, and other affiliates will no longer be subject to the Act’s requirements, including beneficial ownership reporting and short-swing profit liability provisions, nor will we be required to publicly disclose information relating to executive compensation and related party transactions. Our officers and directors will still be subject to the fiduciary and other obligations of Michigan law.

Effects of the Recapitalization on Unaffiliated Shareholders

Except as described above, shareholders who are not affiliated with the Company (i.e., are not officers or directors) will be treated the same as affiliated shareholders in the Recapitalization.

Ability to Buy or Sell Shares Prior to [January 30, 2004]

As described above, if the Recapitalization is approved, it will have the following effect:

•	If you own fewer than 60 shares on [January 30, 2004], your shares will be purchased by the Company at a price of $60 per share.

•	If you own at least 60 shares on [January 30, 2004], you will continue as a shareholder of the Company, with the same number of shares after the Recapitalization.

If you own fewer than 60 shares today, but want to remain a shareholder of the Company, you have the opportunity to purchase additional shares of common stock from other shareholders prior to [January 30, 2004].

If you own at least 60 shares today, but want to sell your shares, you have the opportunity to sell your shares to other shareholders prior to [January 30, 2004]. If you sell enough shares such that you are left with fewer than 60, the remaining shares will be automatically purchased by the Company in the Recapitalization (if approved).

A list of shareholders and the number of shares each person owns is available for inspection at our main office at 200 East Erie Street, Rogers City, Michigan 49779. Other than making this list available, we cannot provide any additional assistance in helping you locate shareholders that may be willing to buy or sell shares, and we cannot provide any assistance with respect to the sale of shares.

If you buy or sell shares as described above, you should notify us of the sale and provide us with documentation evidencing the sale as soon as possible, but no later than [January 30, 2004]. This is because whether a shareholder will continue as a shareholder of the Company or receive cash in the Recapitalization (if approved) is determined according to our stock record books as of [January 30, 2004].

Fairness of the Recapitalization

Our Board of Directors has determined and reasonably believes that the Recapitalization is fair to our shareholders, both the shareholders that would be cashed out as a result of the Recapitalization and the shareholders that would continue as shareholders of the Company. The Board based its determination on the following material factors:

•	Shareholders Being Cashed Out. The Board considered the fact that shareholders who will receive cash will have no control over the timing or price of the sale of their shares. However, for the reasons discussed in this proxy statement, the Board determined that the benefits to the Company and the remaining shareholders render the Recapitalization fair, even taking into account the lack of control over timing and price. In addition, the Board noted that the Recapitalization provides liquidity that may not otherwise be available to these shareholders. Furthermore, shareholders may avoid the effects of cash-out by purchasing additional shares of the Company's stock. (See "Ability to Buy or Sell Shares Prior to [January 30, 2004]" above.)

•	Shareholders Who Will Remain Shareholders. The Board determined the Recapitalization is fair to the shareholders who will remain shareholders because, with the exception of reduced availability of information and decreased regulation of the Company (discussed elsewhere in this proxy statement), their rights remain essentially unchanged. Moreover, if the anticipated cost savings and management efficiencies are in fact realized as anticipated, the remaining shareholders will be able to participate in the rewards of those benefits through any increase in the fair market value of their shares. The fact that the Company is incurring significant expense as an SEC-reporting company and the virtual lack of benefits it derives from doing so was the most important factor to the Board in determining that the Recapitalization is fair to its shareholders.

•	Ability of Shareholders to Receive Cash or Remain as Shareholders. The Board considered the fact that shareholders who currently have fewer than 60 shares but who wish to increase their holdings to avoid being cashed out in the Recapitalization may do so by purchasing shares of common stock prior to [January 30, 2004]. In addition, those shareholders who currently own at least 60 shares but who wish to be cashed out entirely can reduce their holdings below 60 shares of common stock prior to [January 30, 2004]. Although our stock is thinly traded, it is often the case that several members of a single family or related families will each own a very small number of shares (often as few as one or two shares per person), with one or two family members owning a larger number. These ~~family members~~ families can relatively easily avoid having shares purchased in the Recapitalization by aggregating their shares among one or two family members.

In addition, as noted in "Ability to Buy or Sell Shares Prior to [January 30, 2004]" on page 11, shareholders that are interested in buying additional stock so as to avoid being cashed out in the Recapitalization can obtain a list of shareholders from the Company and contact such shareholders to determine their interest in selling shares.

13

•	Fairness of the Price. In analyzing the fairness of the Recapitalization and the purchase price per share to be paid in the Recapitalization, the Board sought to ~~determine~~ establish a price that was fair both to those shareholders who would be cashed out, and those shareholders who would remain shareholders. ~~The Board sought to balance paying an appropriate premium to the cashed-out shareholders with fairness to the remaining shareholders.~~

~~The Board primarily based its determination on the price paid in sales reported to the Company over the past 36 months. As shown under the caption “Reported Sales of Stock” on page 20, except for the sale of 1 share for $50 in the second quarter of 2002, all sales since the beginning of 2002 have been for $52 per share. Since the beginning of 2001, the lowest reported sales price has been $50 per share. The Board recognizes that there is a very limited trading market for its shares of common stock, but, for the reasons discussed below, believes that this sale data is the best indicator of the fair value of a share of common stock. However, partially in consideration of the limited trading market for our stock, the Board decided to pay a premium of approximately 15% over the reported sales data.~~

~~The Board believes that the value of the Company is largely a function of its future earning power which, in turn, is largely a function of the status and prospects of the local economy. The primary business of the Company is operated through its wholly-owned subsidiary, Huron National Bank. The Bank operates almost exclusively in Rogers City, Michigan and the surrounding rural communities. Rogers City has a population of approximately 4,000. The Company's future earnings largely depend on the ability of the Bank to attract deposits from and make loans to the businesses and residents of the community in which it operates. Thus, the Company's future earning power depends, to a very large extent, on the local economy in Rogers City, Michigan and surrounding areas.~~

~~The local economy in Rogers City and the surrounding rural communities has experienced steady, but relatively slow growth since the Company was organized in 1988, and the Board knows of no facts or circumstances that would be expected to change this growth pattern. Because most of the Company's shareholders are residents of the community in which the Company operates, the Board believes that the shareholders' expectations of the Company's future earning power are reflected in the price at which those shareholders have been willing to buy and sell shares of the Company's stock. The Board has no plans to sell the Company or to pursue any business strategy that would cause a significant change in the Company's operations or prospects. Thus, the Board has made the business judgment that the fair market value of a share of stock is closely related to the price at which willing buyers and sellers, who are familiar with the community and local economy in which the Company operates, have been willing to buy and sell stock. The Board has decided to pay a 15% premium over the latest reported sales price in recognition of the fact that the number of shares bought and sold, as reported to the Company, has been relatively limited. The Board determined that a 15% premium would safeguard against the risk that, if the trading volume of the stock were higher, the sales prices would be higher, while at the same time maintaining the fairness of the transaction to shareholders who would not be cashed out in the Recapitalization.~~

~~The Board believes the appropriate valuation for the Company is to measure its value as a going concern. This is because the Company has no current plans to liquidate or otherwise discontinue its operations. The Board did not conduct a separate analysis of the Company's going concern value because it did not believe that there were any factors that would be considered in such an analysis that would lead to a materially different result than the Board's determination of value based on the market prices for its stock, as discussed above.~~

~~As of September 30, 2003, the book value per share of our common stock was $75.22. In determining what would be a fair price to pay to shareholders in the Recapitalization, the Board considered the book value of the Company's stock; however, given the historical market value of the Company's stock, relative to the prevailing book value, as well as the other considerations discussed in this section, it did not feel that adjusting the price upward to equal (or exceed) book value was warranted, appropriate, or fair. Book value per share is an accounting calculation that measures our total consolidated assets (consisting primarily of loans owed to Huron National Bank, our subsidiary bank) over our total consolidated liabilities (consisting primarily of deposit accounts the Bank owes its customers). Our Board does not believe that this calculation represents the value of participating in our future earning power. Book value per share may better approximate market value in the case of a company with substantial fixed assets, such as real estate, where the difference between assets and liabilities likely represents appreciation in value. The Board noted that shares of our common stock have historically traded at a discount to the book value per share:~~

In determining the fair price per share to be paid to shareholders, the Board started by examining the price paid in sales of shares of the Company's common stock reported to the Company over the past 36 months. As shown under the caption "Reported Sales of Stock" on page 20, except for the sale of 1 share for $50 in the second quarter of 2002, all sales since the beginning of 2002 have been for $52 per share. Since the beginning of 2001, the lowest reported sales price has been $50 per share. From this data, the Board started its analysis with a price of $52 per share. The Board noted that this price represents the price at which willing buyers and sellers of the Company's common stock have recently sold their shares. The Board members agreed that the price at which shareholders of the Company's common stock are willing to sell their shares is a strong indicator of the fair value of a share of the Company's common stock.

The Board then noted that $52 per share was less than the book value of $75.22 per share of common stock as of September 30, 2003. The Board discussed the fact that the market price for the Company's common stock has historically been lower than the prevailing book value, as shown in the following table:

Year	Book Value Per Share	Highest Per-Share Sales Price Reported to Company	Difference

1998	$47.47	$40.00	$7.47
1999	$51.47	$42.00	$9.47
2000	$56.88	$50.00	$6.88
2001	$63.63	$52.00	$11.63
2002	$69.42	$52.00	$17.42
2003	$75.22	$52.00	$23.22

(These calculations use a book value per share as of September 30 of the applicable year.)

~~In determining the price to be paid to cashed-out shareholders, the Board did not consider the liquidation value of a share of the Company’s common stock because the Company has no plans to liquidate. In addition, liquidation value ignores the value of the Company as a going concern. Furthermore, the Company's primary consolidated assets consist of loans that customers owe Huron National Bank, our subsidiary bank. The liquidation value of these types of assets is not as easy to quantify as it may be for tangible property, such as real estate or equipment. An analysis of how the Company would liquidate these assets and a determination of the value that could be received for these assets would be very complex and time-consuming and, given the uncertainty involved (since liquidations of banks are relatively uncommon), any such determination would be highly speculative.~~

The Board also discussed its belief that the book value per share of its common stock is not the primary indicator of the fair value of a share of stock. This is because book value per share is merely an accounting calculation that measures the Company's total consolidated assets (consisting primarily of loans owed to Huron National Bank, our subsidiary bank) over the Company's total consolidated liabilities (consisting primarily of deposit accounts that Huron National Bank owes its customers). The Board believes this calculation has less relevance to the fair value of a share of the Company's common stock than its prevailing market value because the asset and liability values that are used to calculate book value (which are historical values) may not be commensurate with their actual values. The Board places greater weight on the price at which willing buyers and sellers have sold their shares.

However, the Board decided, in light of the discount of market price to book value per share and in light of the relatively limited trading market for the Company's common stock, to increase the $52 per share market price discussed above to $60 per share. In determining the size of the increase in price, the Board did not conduct any specific analysis or examine any particular external data.

The Board then considered possible alternative valuation methods for the Company's common stock. The Board determined not to conduct an analysis of either the going concern value or the liquidation value of the Company's common stock. In making this determination, the Board decided that there were no other factors related to the Company and/or its stock that, in the Board's opinion, would warrant an increase or decrease from the market price of the Company's stock, as already increased by the Board to reflect the higher book value per share and the limited trading market for the Company's stock, as discussed above. Thus, in determining the fair price of a share of the Company's common stock, the Board placed the greatest weight on the price at which such shares have traded, but also gave some consideration to the net book value per share of the stock, as discussed above.

We have not repurchased any shares from our shareholders during the past five years. No person or entity has made an offer to acquire the Company. Therefore, these two potential sources of valuation data provide the Board with no additional information on which to base their valuation decision.

For all of the reasons discussed above, the Board concluded that the fair value of a share of the Company's common stock is $60 per share.

The Board decided not to obtain an independent valuation or opinion as to the fair value of a share of common stock. ~~The Board did not believe that an independent valuation would yield a fair value materially different than the $60 per share price determined by the Board. The Board based this belief primarily on the fact that the Company operates in a relatively small community. As discussed above, the Company’s future earning power, which the Board believes is the primary determinant of its value, is based in large part on the local economy. The Board believes that its members and the Company’s shareholders, most of whom are residents of the community, are well qualified to assess the viability of the local economy and the Company’s prospects. In addition, given the procedural fairness considerations discussed in this section (including the fact that the Company's directors and executive officers collectively own less than 21% of the outstanding shares of stock and will be treated the same as the holders of a majority of the Company's outstanding stock), the Board does not believe its determination of a fair price has been tainted by any conflicts of interest. For these reasons, the Board determined that the independence and qualifications of a third party appraiser would likely not lead to a significant difference in the determination of a fair price, and therefore did not believe the cost of obtaining an independent valuation was justified under the circumstances. In other words, the Board believed that its members are best qualified to determine the value of the Company.~~ The Board believes the cost of obtaining an independent valuation of its common stock would cost at least $10,000, based on information provided to the Board in response to informal requests by the Company for estimates of such services. The Board determined that such an expenditure was not warranted in light of its belief that the prevailing market price was the most probative evidence as to the stock's value. The Board determined that the proposed Recapitalization is fair to all of its shareholders, despite not obtaining an independent valuation of the price per share to be paid to cashed out shareholders. This is also due to the fact that a shareholder who would otherwise be cashed out in the Recapitalization would have an opportunity to remain a shareholder by, prior to the effectiveness of the Recapitalization, purchasing additional shares of stock (as discussed on page 10 above). In addition, although there is a possibility that an independent appraiser would determine that the fair price of the Company's stock is higher than $60 per share, the Board members, each of whom is bound by fiduciary duties to the Company's shareholders, felt sufficiently comfortable that their determination of the price to be paid to cashed out shareholders is the fair value of a share of stock.

•	Approval of Shareholders. In determining whether the Recapitalization is fair to its shareholders, the Board considered the fact that, under Michigan law, the Recapitalization will need to be approved by a majority of the Company’s shareholders. As discussed in “Vote Required” on page ~~14~~17, because all of the Company’s executive officers and directors have indicated that they will vote in favor of the Recapitalization, this means that approximately 37% of shares held by unaffiliated shareholders will be required to be voted in favor of the Recapitalization for it to be approved. Although the Board could voluntarily require that a majority of our unaffiliated shareholders approve the Recapitalization in order for it to be approved, the Board believes that the fact that 37% of unaffiliated shareholders will be required to approve the Recapitalization is significant and, assuming such approval is obtained, supports the fairness of the Recapitalization.

~~In addition, of the approximately 20.88% of outstanding shares owned by our officers and directors, less than 1% of the outstanding shares are owned by officers and directors that are employed by the Company. Furthermore, the most any single officer or director owns is less than 6% of the outstanding shares. Thus, our common stock is not significantly concentrated in a small group of insiders nor does any person or group have control of the Company. The Board believes that the lack of the ability of any one person or group of people to control the outcome of the proposed Recapitalization supports its fairness (assuming its approval by the requisite majority of shareholders).~~

•	Potential Conflicts of Interest. Each director of the Company owns more than 60 shares of the Company's common stock. Thus, if the Recapitalization is approved, each director of the Company will continue as a shareholder of the Company and, because there will be fewer outstanding shares, each will own a relatively larger percentage of the Company's outstanding shares of common stock. This presents a potential conflict of interest since the directors were the ones that approved the Recapitalization and are recommending its adoption by the Company's shareholders. However, the fact that each director's percentage ownership of the Company's stock will increase as a result of the Recapitalization was not a consideration in the Board's decision to approve the Recapitalization or in deciding its terms (including the 60 share cutoff). In this regard, the directors will be treated exactly the same as the holders of a majority of the Company's stock. In addition, the Board determined that any potential conflict of interest created by its members' ownership of Company stock is relatively insignificant. This is primarily because the purpose of the Recapitalization is to reduce the number of the Company's shareholders so that the Company can elect not to file reports with the SEC. The smallest number of shares held by any director (as disclosed on page 20 below) is 300, which far exceeds the 60 share cutoff of the Recapitalization. The Board did not set the 60 share cutoff in order to avoid cashing out any directors. In addition, the increase in each director's percentage ownership of the Company's stock is insignificant. The director owning the most shares of the Company's stock beneficially owns approximately 5.89% of the Company's stock now and would beneficially own approximately 6.78% following the Recapitalization, which does not have a practical effect on his ability to control the Company. (This information is disclosed on page 20 below. Note that this director disclaims beneficial ownership of some of the shares reported.) As a group, the percentage ownership of all directors and executive officers of the Company would increase from approximately 20.68% to approximately 24.04% after the Recapitalization, which also is very unlikely to have a practical effect on their collective ability to control the Company. For these reasons, and the other reasons discussed in this section, the Board determined that the proposed Recapitalization is fair to the Company's shareholders, despite the potential conflict of interest discussed in this bullet point.

•	Approval of Board. The Board unanimously approved the Recapitalization. No director voiced any dissent or abstained from the vote to approve the Recapitalization. Only one of our directors is an employee of the Company. Thus, the Recapitalization received the approval of all of our directors who are not employees of the Company.

•	No Unaffiliated Representative. No independent representative was retained to represent unaffiliated shareholders in negotiating with the Board on the terms of the Recapitalization or to opine as to the fairness of the Recapitalization. For the reasons discussed in this section, the Board believes the transaction is fair to its unaffiliated shareholders and believes that the cost of hiring an independent representative to confirm this fairness would not be justified under the circumstances.

Material Differences in the Rights of Shareholders

If the Recapitalization is approved, shareholders who own fewer than 60 shares of our common stock as of [January 30, 2004] will be treated differently than shareholders who own at least 60 shares of our common stock as of [January 30, 2004]. Shareholders who own fewer than 60 shares will have their shares repurchased by us at a price of $60 per share and will cease to be shareholders. Shareholders who own at least 60 shares will continue as shareholders.

Approval of the Board of Directors

Our Board of Directors, including those directors who are not employees of the Company, has unanimously approved the Recapitalization, and the Board unanimously recommends that the shareholders vote “FOR” approval and adoption of the proposed amendments to our Articles of Incorporation that will effect the Recapitalization.

All of our executive officers and directors own shares of our common stock, and all of them have indicated that they intend to vote their shares of common stock “FOR” the Recapitalization. All of our executive officers and directors own at least 60 shares of stock and, unless an executive officer or director sells shares prior to [January 30, 2004] such that he or she does not own at least 60 shares as of [January 30, 2004] (which we do not believe any officer or director intends to do), each of our executive officers and directors will remain shareholders of the Company following the Recapitalization (if approved).

DESCRIPTION OF THE RECAPITALIZATION

Conversion of Shares

If approved by our shareholders, the Recapitalization will be accomplished through our filing two amendments to our Articles of Incorporation, which amendments are attached to this proxy statement as Appendix A and Appendix B. Although both of these amendments would be filed with the Michigan Department of Consumer & Industry Services promptly after the Special Meeting of shareholders (if the Recapitalization is approved), the amendments would not be effective until [January 30, 2004], at which time the amendment effecting the reverse stock split (attached as Appendix A) would automatically become effective at 11:58 p.m. EST, and the amendment effecting the forward stock split (attached as Appendix B) would automatically become effective at 11:59 p.m. EST.

Reverse Stock Split. The amendment to our Articles of Incorporation that would effect the reverse stock split is attached to this proxy statement as Appendix A. That amendment provides that each outstanding share of our common stock would be automatically converted into 1/60th of a share of our common stock as of 11:58 p.m. (EST) on [January 30, 2004]. The amendment further provides that shareholders who would not be entitled to receive at least one share of common stock in this conversion would be entitled to receive cash in lieu of the fractional share to which they would otherwise be entitled. The cash payment for the fractional shares of common stock will be at the price of $60 per pre-split share.

Forward Stock Split. The amendment to our Articles of Incorporation that would effect the forward stock split is attached to this proxy statement as Appendix B. That amendment provides that each outstanding share of our common stock would be automatically converted into 60 shares of our common stock as of 11:59 p.m. (EST) on [January 30, 2004]. The purpose of the forward stock split is to convert any fractional shares resulting from the reverse stock split into whole shares and to otherwise return the shareholdings of the remaining shareholders back to their pre-Recapitalization position.

Deletion of Par Value

The proposed amendments to our Articles of Incorporation would also have the effect of deleting any reference to our shares of common stock having a “par value.” The reason for this change is because Michigan law no longer requires corporations to assign a par value to shares of stock, and our Board of Directors believes deleting a reference to par value simplifies the reporting of the capitalization of the Company. The proposed deletion of the reference to par value will have no effect on the actual capitalization of the Company, but will simply affect how that capitalization is recorded on the Company’s financial statements. Under Michigan law, shareholder approval is not required in order to eliminate this reference to par value from our Articles of Incorporation.

Examples

The following examples illustrate how the Recapitalization will work (if approved):

Shareholder Owning At Least 60 Shares. Assume that Shareholder A owns 165 shares of common stock on [January 30, 2004]. As a result of the reverse stock split, Shareholder A’s 165 shares would be converted into 2.75 shares. Because Shareholder A would own at least one whole share of common stock immediately after the reverse stock split, the Company would not pay cash in lieu of the .75 fractional share. As a result of the forward stock split, Shareholder A’s 2.75 shares would be converted back into 165 shares. The Recapitalization thus would have no net effect on Shareholder A’s stock holdings (but Shareholder A would own a slightly larger percentage of the Company’s outstanding common stock).

Shareholder Owning Fewer Than 60 Shares. Assume that Shareholder B owns 45 shares of common stock as of [January 30, 2004]. As a result of the reverse stock split, Shareholder B’s 45 shares would be converted into the right to receive cash in lieu of a fractional share. Because Shareholder B would not be entitled to receive at least one whole share of common stock in connection with the reverse stock split, the Company would pay Shareholder B cash in lieu of the .75 fractional share. Shareholder B would receive $2,700 (the 45 pre-split shares multiplied by $60 per pre-split share). The net effect of the Recapitalization on Shareholder B would be that Shareholder B would cease to be a shareholder of the Company, but would have had his shares redeemed by the Company for a total of $2,700.

Deregistration of Common Stock

Promptly after the Recapitalization, if approved by our shareholders, we will file a Form 15 with the SEC certifying that we have fewer than 300 shareholders of record. This will terminate the registration of our common stock under the Securities Exchange Act of 1934. We anticipate that our reporting obligations would terminate effective as of [January 30, 2004], and that we would not be required to file a Form 10-KSB for 2003. (However, certain of our obligations as a public company would continue until the de-registration becomes effective, anticipated to be approximately 90 days after the Form 15 is filed.)

Exchange of Stock Certificates for Cash Payment

If the Recapitalization is approved by our shareholders, then on [January 30, 2004], each certificate representing a share of our common stock outstanding immediately prior to the Recapitalization will be deemed, for all corporate purposes and without any further action by any person, to evidence either an equal number of shares of new common stock or the right to receive cash in lieu a fractional share resulting from the Recapitalization. Each shareholder who owns fewer than 60 shares of record on [January 30, 2004] will not have any rights with respect to the common stock and will have only the right to receive cash in lieu of the fractional share to which he or she would otherwise have been entitled. As soon as reasonably practicable after the Recapitalization, we would send a letter of transmittal to our shareholders whose shares were converted into the right to receive cash in the Recapitalization (i.e., those shareholders who own fewer than 60 shares as of [January 30, 2004]). These letters would instruct the shareholders to return their stock certificates to us in exchange for their cash payment. Shareholders that would continue as shareholders after the Recapitalization (i.e., those shareholders who own at least 60 shares as of [January 30, 2004]) would retain their current stock certificates.

If certificates evidencing common stock have been lost or destroyed, we may, in our full discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to us in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder must submit, in addition to other documents, a bond or other security satisfactory to the Board indemnifying us and all other persons against any losses incurred as a consequence of the payment of cash in lieu of fractional shares. Additional instructions regarding lost or destroyed stock certificates will be included in the letter of transmittal that will be sent to shareholders after the Recapitalization becomes effective (if approved). Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the payment of cash in lieu of fractional shares. We will bear these costs. The letter of transmittal will be sent to the appropriate shareholders promptly after the effective date of the Recapitalization. Do not send in your stock certificate(s) until you have received the letter of transmittal.

Vote Required

The approval of the Recapitalization requires that the holders of a majority of the outstanding shares of our common stock vote in favor of the Recapitalization. Each share of common stock is entitled to one vote per share. There are 62,500 shares of common stock outstanding. Therefore, at least 31,251 votes must be cast in favor of the amendments to the Articles of Incorporation in order for the Recapitalization to take place.

As a group, our executive officers and directors own a total of 13,049 shares of the 62,500 outstanding shares. Since we believe all of our executive officers and directors will vote in favor of the amendments to the Articles of Incorporation, this means that a total of 18,202 shares (31,251 shares minus 13,049 shares) held by shareholders who are not executive officers or directors of the Company will be required in order for the amendments to the Articles of Incorporation to be approved and the Recapitalization to take place.

Dissenters’ Rights

Under Michigan law, our shareholders are not entitled to any dissenters’ or appraisal rights in connection with the Recapitalization. Under Michigan law and/or federal securities laws, a shareholder may have the right to file a claim against the Company and/or its officers or directors alleging that he or she has been treated unfairly or that an officer or director has breached a fiduciary duty or that the Recapitalization was fraudulent, manipulative, or deceptive.

Recommendation of the Board of Directors

Our Board of Directors has unanimously approved the Recapitalization and recommends that our shareholders vote “FOR” the proposed amendments to our Articles of Incorporation.

Regulatory Approvals

The Recapitalization is not subject to any regulatory approvals.

Expenses and Source of Funds

We estimate that approximately $492,600 will be required to pay for the fractional shares of common stock exchanged for cash in the Recapitalization. Additionally, we estimate that professional fees and other expenses related to the Recapitalization will total approximately $30,100, as follows:

Legal fees:	$25,000
SEC filing fees:	$ 100
Printing/mailing charges:	$ 5,000

$30,100

Cash and cash equivalents on hand will serve as the source for these costs. We do not intend to borrow any funds in connection with the Recapitalization.

We will pay all expenses incurred in connection with this proxy statement and, if approved, the Recapitalization.

FEDERAL INCOME TAX CONSEQUENCES OF THE RECAPITALIZATION

The following are the material federal income tax consequences of the Recapitalization to the Company and its shareholders. The conclusions in the following summary are not binding on the Internal Revenue Service (“IRS”) and no ruling has been or will be obtained from the IRS in connection with the Recapitalization.

The discussion does not address all U.S. federal income tax considerations that may be relevant to certain of our shareholders in light of their particular circumstances. The discussion assumes that our shareholders hold their shares of common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state, or local income tax consequences of the Recapitalization. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currencies; traders in securities that elect to mark-to-market; persons that hold our common stock as part of a hedge, straddle or conversion transaction; persons who are considered foreign persons for U.S. federal income tax purposes; and persons who do not hold their shares of common stock as a capital asset.

Accordingly, you are urged to consult your own tax advisors as to the specific tax consequences of the Recapitalization, including applicable federal, foreign, state, and local tax consequences to you of the Recapitalization in light of your own particular circumstances.

The Company

The Recapitalization will be a tax free reorganization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the Company will not recognize taxable income, gain, or loss in connection with the Recapitalization.

Shareholders Who Receive Shares of New Common Stock

A shareholder who receives shares of new common stock in the Recapitalization (i.e., a shareholder who owns at least 60 shares on [January 30, 2004] ) will not recognize gain or loss, or dividend income, as a result of the Recapitalization, and the basis and holding period of such shareholder’s shares of old common stock will carry over as the basis and holding period of such shareholder’s shares of new common stock.

Shareholders Who Receive Cash

A shareholder who receives cash in the Recapitalization (i.e., a shareholder who owns fewer than 60 shares of common stock on [January 30, 2004]) will be treated as having had his or her shares redeemed by the Company, which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on a shareholder’s situation, will be taxed as either:

(a)

A sale or exchange of the redeemed shares, in which case the shareholder will recognize gain or loss equal to the difference between the cash payment and the shareholder’s tax basis for the redeemed shares; or

(b)

A cash distribution which is treated: (i) first, as a taxable dividend to the extent of the Company’s accumulated earnings; (ii) then as a tax-free return of capital to the extent of the shareholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Amounts treated as a taxable dividend are ordinary income to the recipient; however, a corporate taxpayer (other than an S corporation) is generally entitled to exclude a portion of a dividend from its taxable income.

Under Section 302 of the Code, a redemption of shares of stock from a shareholder as part of the Recapitalization will be treated as a sale or exchange of the redeemed shares if any of the following are true:

•	the Recapitalization results in a "complete termination" of the shareholder's interest in the Company;

•	the receipt of cash is "substantially disproportionate" with respect to the shareholder; or

•	the receipt of cash is "not essentially equivalent to a dividend" with respect to the shareholder.

These three tests are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren, and parents (“family attribution”). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities (“entity attribution”). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option. Constructively owned shares may be reattributed to another taxpayer. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to another taxpayer through family attribution.

Complete Termination. A shareholder who receives cash in the Recapitalization and does not constructively own any shares of new common stock after the Recapitalization, will have his or her interest in the Company completely terminated by the Recapitalization and will therefore receive the sale or exchange treatment on his or her old common stock described under (a) above.

A shareholder who receives cash in the Recapitalization and would only constructively own shares of new common stock after the Recapitalization as a result of family attribution may be able to avoid constructive ownership of the shares of new common stock by waiving family attribution and, thus, be treated as having had his or her interest in the Company completely terminated by the Recapitalization. Among other things, waiving family attribution requires (i) that the shareholder have no interest in the Company (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the Recapitalization and (ii) including an election to waive family attribution in the shareholder’s tax return for the year in which the Recapitalization occurs.

“Substantially Disproportionate.” A shareholder who receives cash in the Recapitalization and immediately after the Recapitalization constructively owns shares of new common stock, must compare (X) his or her percentage ownership immediately before the Recapitalization (i.e., the number of old common shares actually or constructively owned by him or her immediately before the Recapitalization divided by 62,500) with (Y) his or her percentage ownership immediately after the Recapitalization (i.e., the number of new common shares constructively owned by him or her immediately after the Recapitalization divided by the number of shares of new common stock outstanding immediately after the Recapitalization).

If the shareholder’s post-Recapitalization ownership percentage is less than 80% of the shareholder’s pre-Recapitalization ownership percentage, the receipt of cash is “substantially disproportionate” with respect to the shareholder and the shareholder will, therefore, receive the sale or exchange treatment on his or her old common stock described under (a) above.

Not Essentially Equivalent to a Dividend. If (i) the shareholder exercises no control over the affairs of the Company (e.g., is not an officer, director, or high ranking employee), (ii) the shareholder’s relative stock interest in the Company is minimal, and (iii) the shareholder’s post-Recapitalization ownership percentage is less than the shareholder’s pre-Recapitalization ownership percentage, the receipt of cash is “not essentially equivalent to a dividend” with respect to the shareholder and the shareholder will, therefore, receive sale or exchange treatment on his or her shares of old common stock exchanged for cash in lieu of a fractional share. For these purposes, constructive ownership of less than 1% of the outstanding shares is clearly a relatively minimal ownership interest and constructive ownership of less than 5% of the outstanding shares is probably a relatively minimal ownership interest.

In all other cases, receiving cash in lieu of a fractional share by a shareholder who immediately after the Recapitalization constructively owns shares of new common stock will probably be treated: (i) first, as a taxable dividend to the extent of the Company’s accumulated earnings; (ii) then as a tax-free return of capital to the extent of the shareholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Tax Withholding

Non-corporate shareholders of the Company may be subject to backup withholding at a rate of 30% on cash payments received in the Recapitalization. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal to be sent to the shareholders after the Recapitalization (if approved), (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the IRS.

As stated above, the preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the Recapitalization. Thus, you are urged to consult your own tax advisors as to the specific tax consequences to you of the Recapitalization, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local, and other applicable tax laws, and the effect of any proposed changes in the tax laws.

FINANCIAL INFORMATION

Our audited financial statements for the fiscal years ended December 31, 2002 and 2001, contained in our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2002, which was filed with the SEC on April 8, 2003 are incorporated in this proxy statement by reference. A copy of our 2002 Annual Report is attached as Appendix C.

Our unaudited balance sheets, comparative year-to-date income statements, and related earnings per share data, statements of cash flows, and comprehensive income contained in the Form 10-QSB for the nine months ended September 30, 2003, which was filed with the SEC on November 6, 2003, are incorporated in this proxy statement by reference. A copy of this Form 10-QSB is attached as Appendix D.

Pro Forma Balance Sheet

The following pro forma (condensed) balance sheet is based upon the Company’s balance sheet as of September 30, 2003, adjusted to reflect the estimated effect of the Recapitalization. The pro forma balance sheet is based upon the assumption that the Company will repurchase an aggregate of 8,210 pre-split shares in the Recapitalization for a total of $492,600, and $30,100 in fees and expenses will be incurred in connection with the Recapitalization. The Company intends to utilize its cash and cash equivalents as the source of financing for these costs.

PRO FORMA BALANCE SHEET - UNAUDITED
	Actual (as of 9/30/03)	As Adjusted (as of 9/30/03)
ASSETS
Cash and cash equivalents	$ 4,907,779	$ 4,385,079
Other assets	41,153,787	41,153,787

Total Assets	$46,061,566	$45,538,866

LIABILITIES AND SHAREHOLDERS' EQUITY
Total Liabilities	$41,360,192	$41,360,192

Common stock - (62,500 shares outstanding; 54,290 shares outstanding as adjusted)	625,000	1,167,900
Additional paid-in capital	625,000	0
Retained earnings	3,323,925	2,883,325
Accumulated other comprehensive income, net	127,449	127,449

Total Shareholders' Equity	$ 4,701,374	$ 4,178,674

Total Liabilities and Shareholders' Equity	$46,061,566	$45,538,866

Pro Forma Book Value Per Share

The pro forma book value per share of our common stock, adjusted to reflect the estimated effect of the Recapitalization under the assumptions described above, is $76.97.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP
OF DIRECTORS AND EXECUTIVE OFFICERS

As of [December 26, 2003], we had outstanding 62,500 shares of common stock, par value $10.00 per share, the only class of stock outstanding. The information in the following table sets forth the beneficial ownership of our common stock, as of [December 26, 2003], owned by each of our directors and executive officers and by all of our directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Dale L. Bauer	300	0.48%
Marvin C. Beatty	2,065 (2)	3.30%
Michael L. Cahoon	1,525 (3)	2.44%
Louis D. Dehring	3,133 (4)	5.01%
Leon Delekta	408	0.65%
Donald A. Hampton	1,050 (5)	1.68%
Lynwood Lamb	3,683 (6)	5.89%
John S. Tierney	595	0.95%
Paulette D. Kierzek	145	0.23%
All directors and executive officers of the Company as a group (nine persons)	13,049	20.68%

(1)	Unless otherwise indicated in the following footnotes, each director or officer has sole voting and investment power or shares voting and investment power with his spouse under joint ownership.

(2)	Marvin Beatty, Trustee of the Marma Beatty Trust, owns all of the shares.

(3)	Michael L. Cahoon, Trustee of the Michael L. Cahoon Trust, owns all of the shares except for 75 shares owned jointly by Mr. Cahoon and his spouse.

(4)	Louis D. Dehring Trust, Trustee of the Louis D. Dehring Trust, owns all of the shares.

(5)	Donald Hampton, Trustee of the Donald and Mary Lou Hampton Trust, owns all of the shares.

(6)

Of these shares, 1,650 shares are held by Lynwood Lamb, Trustee of the Lamb Retirement Trust. and 2,033 shares are held by Lynwood Lamb, Trustee of the Lamb Trust. Mr. Lamb disclaims beneficial ownership of the 1,650 shares held him in his capacity as Trustee of the Lamb Retirement Trust.

The business address of each of these beneficial owners is c/o Huron National Bancorp, Inc., 200 East Erie St., Rogers City, Michigan 49779.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of [December 26, 2003], no person was known by our management to be the beneficial owner of more than 5% of our outstanding common stock except as follows:

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Lynwood Lamb	3,683 (1)	5.89%
Louis Dehring	3,133 (2)	5.01%

(1)	Mr. Lamb, a director of the Company, disclaims beneficial ownership of 1,650 shares, which he holds in his capacity of Trustee of the Lamb Retirement Trust.

(2)	Louis Dehring, Trustee of the Dehring Trust, owns all of the shares.

The business address of each of these beneficial owners is c/o Huron National Bancorp, Inc., 200 East Erie St., Rogers City, Michigan 49779.

BACKGROUND INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

•	Marvin C. Beatty, 68 (Director since 1980): Mr. Beatty is a Real Estate Broker and Appraiser and owns and operates State Wide Realty of Onaway. Mr. Beatty also serves as Chairman of our Board of Directors and of the Board of Directors of our wholly-owned subsidiary, Huron National Bank.

•	Dale L. Bauer, 52 (Director since 2002): Mr. Bauer has been the President and Chief Executive Officer of the Company since January 2003.

•	Michael L. Cahoon, 69 (Director since 1984): Mr. Cahoon is the retired President and Chief Executive Officer of the Company, as of January 2003.

•	Donald A. Hampton, 63 (Director since 1982): Mr. Hampton owns and operates Hampton's IGA, Inc. Supermarkets with locations in Harrisville and Ossineke.

•	John S. Tierney, 54 (Director since 1997): Mr. Tierney owns Tierney & Williams, Inc. He is President of 211 Bar & Restaurant, and is a co-founder of Aurora Gas, a public utility. Mr. Tierney has served as Secretary and Treasurer of Aurora Gas since 1984.

•	Leon Delekta, 76 (Director since 1980): Mr. Delekta is a retired owner and operator of Delekta & Sons, a Potato Farm and Truck Transportation Company. Mr. Delekta also serves as Vice-Chairman of Huron National Bancorp, Inc. and the Bank.

•	Lynwood Lamb, 67 (Director since 1981): Mr. Lamb is a retired President of a pharmaceutical company. He is currently serving in the capacity of an Investment Advisor.

•	Louis D. Dehring, 71 (Director since 1980): Mr. Dehring is a retired Marine Engineer and currently owner and operator of Paull's Investments, a real estate firm.

•	Paulette D. Kierzek, 54. Ms. Kierzek is not a director, but is the Secretary and Chief Financial Officer of the Company. She has been the CFO of the Company since 1990.

To the Company’s knowledge, none of its executive officers or directors has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the Company’s executive officers and directors is a citizen of the United States.

OTHER INFORMATION

Dividends

We paid an annual dividend on our common stock of $2.15 per share in December of 2002 and $2.25 per share in December of 2001. The Board approved the payment of a $2.30 per share dividend on the common stock to shareholders of record on October 28, 2003. This dividend was paid on November 3, 2003.

Recent Repurchases of Stock

During the past two years, we have not repurchased any shares of our common stock.

Reported Sales of Stock

Our shareholders have reported the following information regarding sales of our common stock:

Date of Sale	Number	Price
First Quarter - 2001	25	$50
Second Quarter - 2001	100 1,500	$50 $52
Third Quarter - 2001	400 150	$50 $52
Fourth Quarter - 2001	0	N/A
First Quarter - 2002	0	N/A
Second Quarter - 2002	1 35	$50 $52
Third Quarter - 2002	5	$52
Fourth Quarter - 2002	0	N/A
First Quarter - 2003	11	$52
Second Quarter - 2003	141	$52
Third Quarter - 2003	5	$52
Fourth Quarter - 2003	0	N/A

(The information in the above chart was information reported to the Company, but we have not verified its accuracy. We have no reason to believe that any such information is inaccurate. Also, the sales listed above represent all of the transfers made on our stock transfer records for the time periods set forth above.)

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the proxies in the enclosed proxy will vote in accordance with their best judgment on such matters.

Representatives of Crowe Chizek and Company LLC, the Company’s independent public accountants for the year ended December 31, 2002, are not expected to be present at the Special Meeting to respond to questions, although such representatives have the opportunity to be present and make a statement if they desire to do so.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the 2004 Annual Meeting of Shareholders must have been received by the Company no later than December 12, 2003 in order to be included in the proxy statement relating to that meeting. If any shareholder proposal intended to be presented at the 2004 Annual Meeting of Shareholders without inclusion in the Company’s proxy statement for such meeting is received by the Company after February 21, 2004, then any proxy that the Company solicits for such meeting will confer discretionary authority to vote on such proposals so long as such proposal is properly presented at the meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by law, we file reports, proxy statements, and other information with the SEC. Because the Recapitalization is a “going private” transaction, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Recapitalization. The Schedule 13E-3 and such reports, proxy statements, and other information contain additional information about the Company. You can inspect and copy these materials at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. For further information concerning the SEC’s public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be acceded on the internet through the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The following information is incorporated in this proxy statement by reference:

•	Our audited financial statements for the fiscal years ended December 31, 2002 and 2001, contained in our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2002, which was filed with the SEC on April 8, 2003; and

•	Our unaudited balance sheets, comparative year-to-date income statements, and related earnings per share data, statements of cash flows, and comprehensive income contained in the Form 10-QSB for year-to-date ended September 30, 2003, which was filed with the SEC on November 6, 2003.

You should rely on only the information contained in, or incorporated by reference into, this proxy statement. We have not authorized anyone to give any information different from the information contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated [December 29, 2003]. You should not assume the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

Holders of common stock are urged to complete, sign, and date the accompanying proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.

By order of the Board of Directors,

Paulette D. Kierzek, Secretary
Rogers City, Michigan
[December 29, 2003]

HURON NATIONAL BANCORP, INC.
200 East Erie St., Rogers City, Michigan 49779

Special Meeting to be held on
[January 28, 2004], at 10:00 a.m. (local time)

This proxy is solicited by the Board of Directors.

The undersigned hereby appoints Dale L. Bauer and Paulette D. Kierzek, and each of them, with power of substitution in each, proxies to vote all of the undersigned’s shares of common stock of HURON NATIONAL BANCORP, INC., at the Special Meeting of Shareholders to be held on [January 28, 2004] , and any and all adjournments thereof.

        Properly executed proxies will be voted as marked and, if not marked, will be voted FOR the matter listed below.

1.	Proposed amendments to the Articles of Incorporation to effect a recapitalization of the corporation’s common stock: The Board of Directors recommends a vote FOR the proposed amendments. (Check only one box.)

A.	For the proposed amendments [ ]

B.	Against the proposed amendments [ ]

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

(To be dated and signed below)

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to us at 200 East Erie St., Rogers City, Michigan 49779.

Please date, sign exactly as name appears hereon, and mail promptly in the enclosed envelope, which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly, both owners must sign.

Dated: _________________________, 2004 Signature: __________________________________ Signature: __________________________________

APPENDIX A

Proposed Form of Certificate of Amendment to
Articles of Incorporation of
Huron National Bancorp
to Effect Reverse Stock Split

        Huron National Bancorp, Inc., a Michigan corporation (the “Corporation”), does hereby certify that:

FIRST:	This Certificate of Amendment amends the provisions of the Corporation's Articles of Incorporation.

SECOND:	The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 611 of the Michigan Business Corporation Act and shall become effective at 11:58 p.m., EST, on [January 30, 2004].

THIRD:	Article III of the Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

ARTICLE III

The total authorized capital stock of the Corporation is 100,000 shares of a single class of common stock, no par value (“Common Stock”).

Without regard to any other provision of these Articles of Incorporation, each one (1) share of Common Stock issued and outstanding immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-sixtieth (1/60th) of a fully paid and nonassessable share of Common Stock, without increasing or decreasing the amount of capital of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than sixty (60) shares of Common Stock immediately prior to the time this amendment becomes effective. Instead of issuing such fractional shares, the Corporation shall pay in cash the fair value of such fractional shares as of the time when this amendment becomes effective.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer on [January 28, 2004].

By:
Dale L. Bauer President and CEO

A-1

APPENDIX B

Proposed Form of Certificate of Amendment to
Articles of Incorporation of
Huron National Bancorp
to Effect Forward Stock Split

        Huron National Bancorp, Inc., a Michigan corporation (the “Corporation”), does hereby certify that:

FIRST:	This Certificate of Amendment amends the provisions of the Corporation's Articles of Incorporation.

SECOND:	The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 611 of the Michigan Business Corporation Act and shall become effective at 11:59 p.m., EST, on [January 30, 2004].

THIRD:	Article III of the Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

ARTICLE III
The total authorized capital stock of the Corporation is 100,000 shares of a single class of common stock, no par value (“Common Stock”).

Without regard to any other provision of these Articles of Incorporation, each one (1) share of Common Stock issued and outstanding (and including each fractional share in excess of one (1) share held by any shareholder) immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into sixty (60) fully paid and nonassessable shares of Common Stock (or, with respect to such fractional shares, such lesser number of shares as may be applicable based upon such sixty (60) to one (1) ratio), without increasing or decreasing the amount of capital of the Corporation, provided that no fractional shares shall be issued.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer on [January 28, 2004].

By:
Dale L. Bauer President and CEO

B-1

APPENDIX C

FORM 10-KSB/A
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2002

OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to ________

Commission file number 0-19181

HURON NATIONAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

MICHIGAN	38-2855012
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

200 East Erie Street, Rogers City, Michigan 49779
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 734-4734

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Exchange Act: None.

_________________

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark if disclosure of delinquent files pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

The aggregate market value of the voting stock held by “non-affiliates” of the Registrant (for this purpose only, the affiliates of the Registrant have been assumed to be the executive officers and directors of the Registrant and their associates) as of March 14, 2003, was approximately $2,584,972, based on market price of $52.00 per share.

For the year ended December 31, 2002, the issuer’s net interest income was $1,487,207.

As of March 14, 2003, there were outstanding 62,500 shares of the Registrant’s common stock.

Portions of the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held April 30, 2003 are incorporated by reference into Part II and Part III of this Report.

PART I

ITEM 1: Business

The Company

        Huron National Bancorp, Inc. is a one-bank holding company registered under the Bank Holding Company Act of 1956, as amended. We were formed for the purpose of enabling Huron National Bank (the “Bank”) to form a one-bank holding company. The Bank became our wholly owned subsidiary on May 8, 1990. Our only subsidiary and significant asset as of December 31, 2002 is the Bank. We and the Bank operate in the Banking industry, which accounts for substantially all of our assets, revenues and operating income.

        The Bank was organized in 1980 under the laws of the United States. Its deposits, to the extent allowed by law, are insured by the Federal Deposit Insurance Corporation.

        As of December 31, 2002, we had total assets of $45.0 million, total deposits of $40.4 million, and shareholders’ equity of $4.3 million.

        Our main office is located at 200 East Erie Street, Rogers City, Michigan 49779, and its telephone number is (989) 734-4734. Unless the context clearly indicates otherwise, financial information and other references to us include Huron National Bank.

Products and Services

        Commercial Loans. Commercial loans (other than commercial mortgage loans) are made to manufacturers, retailers, and farmers for the purchase of equipment and other assets, for working capital and for renovations. Commercial loans generally have a higher degree of risk than do mortgage loans. While mortgage loans are secured by real estate property the value of which tends to be readily ascertainable, commercial loans typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the business and are either unsecured or secured by business assets, such as accounts receivable, equipment and inventory. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent upon the success of the business itself.

        Although we take a progressive and competitive approach to lending, we stress high quality in our loans. Because of our local nature, management believes that quality control should be achievable while still providing prompt and personal service. In addition, a loan committee of the Board of Directors reviews larger loans for prior approval when the loan request exceeds the established limits for the senior officers.

        Residential Real Estate Loans. We offer residential mortgage loans with fixed rates of interest and loans with provision for periodic adjustments to the interest rate with five-year balloon provisions. Our policy is to invest in residential mortgage loans in an original principal amount not to exceed 80% of the market value of the mortgaged real estate (referred to as the “loan-to-value ratio”).

        In the appraisal process, we assess both the borrower’s ability to repay the loan and the adequacy of the proposed security. In connection therewith, we obtain an appraisal of the secured property and information concerning the income, financial condition, employment and credit history of the applicant. We require title insurance insuring the priority of our lien and fire and extended coverage casualty insurance in order to protect our collateral.

        Commercial Real Estate Loans. We make mortgage loans on commercial real estate properties such as office buildings, vacant land and industrial buildings, most of which are located in Presque Isle County.

        In our underwriting of commercial property real estate loans, we may lend up to 80% of the securing property’s appraised value, although our loan-to-value ratio on income producing property real estate loans is generally 75% or less.

        Commercial real estate lending is generally considered to involve a higher risk than single family residential lending due to the financial sensitivity of real estate projects and developers to general economic conditions. In originating such real estate loans, we endeavor to reduce the risk by considering the credit-worthiness of the borrower, the location of the real estate, and the quality of the management, construction and administration of the property.

        Installment Loans. We make various types of installment loans, including automobile loans, marine loans, recreational vehicle loans, home equity loans, loans to depositors secured by their deposit accounts, and secured and unsecured personal loans. The maturity of installment loans varies depending on the type of loan. Home equity, marine and recreational vehicle maturities can be up to 15 years. Most other types of installment loans have maturities of less than eight years. The interest rate on the majority of installment loans is fixed.

        Loan Policy. As a routine part of our business, we make loans to individuals and businesses located within our market area. We have adopted a Loan Policy that contains general lending guidelines and is subject to review and revision by the Board of Directors from time to time. We seek to make sound loans, while recognizing that lending money involves a degree of business risk.

        Regulatory and supervisory loan-to-value limits are established by Section 304 of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”). Our internal limitations follow those limits and in certain cases are more restrictive than those required by the regulators.

        Deposit Services. We offer a broad range of deposit services, including interest bearing and non-interest bearing checking accounts, savings accounts and time deposits of various types. Transaction accounts and time certificates are tailored to the principal market area at rates competitive with those offered in the area. All deposit accounts are insured by the FDIC up to the maximum amount permitted by law. We solicit these accounts from individuals, businesses, associations, financial institutions and government authorities.

        Other Services. We may establish relationships with correspondent banks and other independent financial institutions to provide other services requested by our customers, including loan participations where the requested loan amounts exceed our policies or legal lending limits.

Competition

        Our primary market area consists of Presque Isle County, Michigan where our sole office is located. We encounter strong competition both in the attraction of deposits and the making of real estate and other loans. Huron National Bank is the only remaining community bank located in Rogers City. We compete with a total of three other banks that operate branches in Presque Isle County, two credit unions and various money market funds for deposits in our service area. Our principal method used to attract deposit accounts include the variety of services offered, the interest rate offered and the convenience of our location. Our competition for real estate and other loans comes from these same financial institutions. Most of our competitors have been in business a number of years, have established customer bases, are larger and have higher lending limits than we do. We compete for loans principally through our ability to communicate effectively with our customers and understand and meet their needs. Management believes that our personal service philosophy enhances our ability to compete favorably in attracting individuals and small businesses. We actively solicit retail customers and will compete for deposits by offering customers personal attention, professional service, ATM capability, and competitive interest rates.

        Further discussion of the Registrant’s business is presented in the Business section on page 8 in the 2002 Annual Report to Shareholders incorporated herein by reference.

Environmental Matters

        We do not believe that existing environmental regulations will have any material effect upon our capital expenditures, earnings, and competitive position.

Employees

        As of December 31, 2002, we had 15 full-time and 3 part-time employees. We have assembled a staff of experienced, dedicated professionals whose goal is to provide outstanding service. None of our employees are represented by collective bargaining agents.

Selected Statistical Data

Selected Statistical Data for Huron National Bancorp, Inc. is presented for 2002, 2001 and 2000 in Management's Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements.

Loan Portfolio

The following table sets forth the remaining maturity of commercial loans at December 31, 2002 according to scheduled repayments of principal.

                                 1 Year or Less          1 - 3 Years         Total
    Commercial loans (1)          $3,611,581              $250,000        $3,861,581
(1)

These loans are disclosed at their contractual maturity; however, a significant number of loans are rolled over at maturity. These rollovers occur because contractual maturity is short-term and provides management the ability to frequently review the customers’ credit worthiness.

Summary of Loan Loss Experience

The following table sets forth balances and summarizes the changes in the allowance for loan losses for each of the years ended December 31:

                                                                        2002              2001
Balance of allowance for loan losses at the beginning of the year:    $145,173         $ 164,618
         Charge-offs:      Commercial loans                              8,500            20,700
                           Real estate loans                            10,570
                           Installment loans                            11,710             2,699
                                                                      --------           -------
                               Total charge-offs                        30,780            23,399

         Recoveries:       Commercial loans                                                  103
                           Real estate loans                               902
                           Installment loans                             3,225             3,851
                                                                      --------           -------
                               Total recoveries                          4,127             3,954
                                                                      --------           -------
         Net loans charged-off     26,653                               19,445
         Additions to allowance charged to operating expense             4,500                 0
                                                                     ---------         ---------
Balance of allowance for loan losses at the end of the year:         $ 123,020         $ 145,173
                                                                     =========         =========

Average gross loans outstanding                                   $ 29,013,000       $29,373,000
Percent of net charge-offs during the period to average
     gross loans outstanding                                             0.09%             0.07%

The following table presents an allocation of the allowance for loan losses to the various loan categories for each year ended December 31:

                                        2002                               2001
                             Allowance      % of Loans to       Allowance       % of Loans to
                              Amount          Total Loans        Amount          Total Loans
                              ------          -----------        ------          -----------
         Commercial        $    19,274          13.11%           $ 16,757            14.24%
         Real estate            57,889          56.77%             67,612            54.86%
         Installment            32,491          30.12%             32,521            30.90%
         Unallocated            13,366             -               28,282              -
                           -----------         -------          ---------           -------
              Total      $     123,020         100.00%          $ 145,173           100.00%
                           ===========         =======          =========           =======

Deposits

The following table summarizes carrying balances of time deposits in amounts of $100,000 or more by time remaining until maturity as of December 31, 2002:

               (In thousands)
         Three months or less                                  $     2,221
         Over three months through twelve months                       667
         Over one year                                               2,763
                                                               -----------
              Total                                            $     5,651
                                                               ===========

SUPERVISION AND REGULATION

        The following is a summary of certain statutes and regulations affecting Huron National Bancorp, Inc. and Huron National Bank. This summary is qualified in its entirety by such statutes and regulations. A change in applicable laws or regulations may have a material effect on Huron National Bancorp, Inc., Huron National Bank, and the business of Huron National Bancorp, Inc. and Huron National Bank.

General

        Huron National Bancorp, Inc. is subject to supervision by the Board of Governors of the Federal Reserve System. The Board of Governors must grant prior approval for the acquisition by a banking holding company of more than 5% of the voting stock or substantially all the assets of any bank or bank holding company or non-bank company.

        In approving proposed acquisitions, the Board of Governors considers a number of factors including expected benefits to the public such as greater convenience, increased competition or gains in efficiency, weighed against the risk of possible adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. The Board of Governors is empowered to give these factors different weight in the case of activities commenced de novo than it does in considering the acquisition of a going concern.

        The Bank is subject to regulation, supervision and regular examination by the Office of the Comptroller of the Currency. The regulations of this agency affect most aspects of our business and prescribed permissible types of loans and investments, requirements for branch offices, the permissible scope of our activities and impose various other requirements.

        A bank holding company, and any of its subsidiary banks, are also prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or supplying of property or services. For example, the Bank generally may not extend credit on the condition that the customer obtain some additional service from the Bank or holding company or refrain from obtaining such service from a competitor.

        The Bank is subject to certain restrictions imposed by the Federal Reserve Act on “covered transactions” with the holding company or a subsidiary. The “covered transactions” that an insured bank and its subsidiaries are permitted to engage in with their nonbank affiliates are limited to the following amounts: (i) in the case of any one such affiliate, the aggregate amount of “covered transactions” of the insured bank and its subsidiaries cannot exceed 10% of the capital stock and surplus of the insured bank; and (ii) in the case of all affiliates, the aggregate amount of all “covered transactions” of the insured bank and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured bank. “Covered transactions” are defined by statute to include a loan or extension of credit to the affiliate, a purchase of securities issued by an affiliate, a purchase of assets from the affiliate (unless otherwise exempted by the Federal Reserve), the acceptance of securities issued by the affiliate as collateral for a loan, and the issuance of a guaranty, acceptance, or letter of credit for the benefit of an affiliate. “Covered transactions” must also be collateralized.

        The Federal Reserve Act further requires that (i) “covered transactions” with affiliates; (ii) asset sales to affiliates; (iii) contractual arrangements with affiliates; (iv) transactions in which an affiliate acts as an agent or broker; and (v) any transaction in which an affiliate has a financial interest or is a participant, must be made (x) on terms and under circumstances, including credit standards, that are substantially the same as those prevailing at the time for comparable transactions with or involving other nonaffiliated companies; or (y) in the absence of comparable transactions, on terms and under circumstances, including credit standards, that in good faith would be offered to, or would apply to, nonaffiliated companies. Certain limitations and reporting requirements are also placed on extensions of credit by the Bank to its directors and officers, to directors and officers of the Company, to principal shareholders of the Company, and to “related interests” of such directors, officers and principal shareholders. In addition, such legislation and regulations may affect the terms upon which any person becoming a director or officer of the Company or the Bank or a principal shareholder of the Registrant may obtain credit from banks with which the Bank maintains a correspondent relationship.

        On July 10, 1995, the FDIC, the Office of Thrift Supervision, the Federal Reserve and the Office of the Comptroller of the Currency (OCC) published final guidelines implementing the Federal Deposit Insurance Corporation Improvement Act (FDICIA) requirement that the federal banking agencies establish operational and managerial standards to promote the safety and soundness of federally insured depository institutions. The guidelines, which took effect on August 9, 1995, establish standards for internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits. In general, the guidelines prescribe the goals to be achieved in each area, and each institution is responsible for establishing its own procedures to achieve those goals. If an institution fails to comply with any of the standards set forth in the guidelines, the institution’s primary federal regulator may require the institution to submit a plan for achieving and maintaining compliance. The preamble to the guidelines states that the agencies expect to require a compliance plan from an institution whose failure to meet one or more of the standards is of such severity that it could threaten the safe and sound operation of the institution. Failure to submit an acceptable compliance plan, or failure to adhere to a compliance plan that has been accepted by the appropriate regulator, would constitute grounds for further enforcement action. The federal banking agencies have also published for comment proposed asset quality and earnings standards which, if adopted, would be added to the safety and soundness guidelines. This proposal, like the final guidelines, would make each depository institution responsible for establishing its own procedures to meet such goals.

        Gramm-Leach-Bliley Act. The enactment of the Gramm-Leach-Bliley Act of 1999 represented a pivotal point in the history of the financial services industry. The act modified many of the principal federal laws which regulate financial institutions and swept away large parts of a regulatory framework that had its origins in the Depression Era of the 1930s.

        Effective March 11, 2000, new opportunities became available for banking organizations, other depository institutions, insurance companies and securities firms to enter into combinations that permit a single financial services organization to offer customers a more complete array of financial products and services. Specifically, the Gramm-Leach-Bliley Act provides two vehicles through which a banking organization can engage in a variety of activities which, prior to the act, they were not allowed. First, a bank holding company meeting certain requirements may elect to become a financial holding company. Financial holding companies are generally authorized to engage in all “financial activities” and, under certain circumstances, to make equity investments in other companies (i.e., merchant banking). In order to be eligible to elect to become a financial holding company, a bank holding company and all of its depositary financial institutions must: (1) be “well capitalized”; (2) be “well managed”; and (3) have a rating of “satisfactory” or better in their most recent Community Reinvestment Act examination. Both the bank holding company and all of its depositary financial institutions must also continue to satisfy these requirements after the bank holding company elects to become a financial holding company or else the financial holding company will be subject to various restrictions. The Federal Reserve Board is the umbrella regulator of financial holding companies, but functional regulation of a financial holding company’s separately regulated subsidiaries are conducted by their primary functional regulator.

        The Gramm-Leach-Bliley Act also provides that a national bank (and a state bank, so long as otherwise allowable under its state’s law), which satisfies certain requirements, may own a new type of subsidiary called a financial subsidiary. The act authorizes financial subsidiaries to engage in many (but not all) of the activities that financial holding companies are authorized to engage in. In order to be eligible to own a financial subsidiary, a bank must satisfy the three requirements noted above, plus several additional requirements.

        The Gramm-Leach-Bliley Act also imposes several rules that are designed to protect the privacy of the customers of financial institutions. For example, the act requires financial institutions to annually adopt and disseminate a privacy policy and prohibits financial institutions from disclosing certain customer information to “non-affiliated third parties” for certain uses. All financial institutions, regardless of whether they elect to utilize financial holding companies or financial subsidiaries, are subject to the act’s privacy provisions. We are also subject to certain state laws that deal with the use and distribution of non-public personal information. In addition to its privacy provisions, the Gramm-Leach-Bliley Act also contains various other provisions that apply to banking organizations, regardless of whether they elect to utilize financial holding companies or financial subsidiaries.

Huron National Bancorp, Inc.

    General.        Huron National Bancorp, Inc. is a bank holding company and, as such, is registered with, and subject to regulation by, the Federal Reserve Board under the Bank Holding Company Act, as amended (the “BHCA”). Under the BHCA, we are subject to periodic examination by the Federal Reserve Board, and are required to file with the Federal Reserve Board periodic reports of operations and such additional information as the Federal Reserve Board may require.

        Our common stock is registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are therefore subject to the information, proxy solicitation, insider trading and other restrictions and requirements of the SEC under the Exchange Act. On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act provides for numerous changes to reporting, accounting, corporate governance and business practices of companies like us, as well as financial and other professionals who have involvement with the U.S. public securities markets. The SEC continues to issue new and proposed rules implementing various provisions of the Sarbanes-Oxley Act.

        Investments and Activities. In general, any direct or indirect acquisition by us of any voting shares of any bank which would result in our direct or indirect ownership or control of more than 5% of any class of voting shares of such bank, and any merger or consolidation between us and another bank company, will require the prior written approval of the Federal Reserve Board under the BHCA. In acting on such applications, the Federal Reserve Board must consider various statutory factors, including among others, the effect of the proposed transaction on competition in relevant geographic and product markets, and each party’s financial condition, managerial resources, and record of performance under the Community Reinvestment Act. Bank holding companies may acquire banks located in any state in the United States without regard to geographic restrictions or reciprocity requirements imposed by state law, but subject to certain conditions, including limitations on the aggregate amount of deposits that may be held by the acquiring company and all of its insured depository institution affiliates.

        The merger or consolidation of an existing bank subsidiary of ours with another bank, or the acquisition by such a subsidiary of assets of another bank, or the assumption of liability by such a subsidiary to pay any deposits in another bank, will require the prior written approval of the responsible Federal depository institution regulatory agency under the Bank Merger Act, based upon a consideration of statutory factors similar to those outlined above with respect to the BHCA. In addition, in certain such cases an application to, and the prior approval of, the Federal Reserve Board under the BHCA and/or the OCC, may be required.

        With certain limited exceptions, the BHCA prohibits any bank company from engaging, either directly or indirectly through a subsidiary, in any activity other than managing or controlling banks unless the proposed non-banking activity is one that the Federal Reserve Board has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Under current Federal Reserve Board regulations, such permissible non-banking activities include such things as mortgage banking, equipment leasing, securities brokerage, and consumer and commercial finance company operations. As a result of recent amendments to the BHCA, well-capitalized and well-managed bank holding companies may engage de novo in certain types of non-banking activities without prior notice to, or approval of, the Federal Reserve Board, provided that written notice of the new activity is given to the Federal Reserve Board within 10 business days after the activity is commenced. If a bank company wishes to engage in a non-banking activity by acquiring a going concern, prior notice and/or prior approval will be required, depending upon the activities in which the company to be acquired is engaged, the size of the company to be acquired and the financial and managerial condition of the acquiring bank company.

        In evaluating a proposal to engage (either de novo or through the acquisition of a going concern) in a non-banking activity, the Federal Reserve Board will consider various factors, including among others the financial and managerial resources of the bank holding company, and the relative public benefits and adverse effects which may be expected to result from the performance of the activity by an affiliate of the bank holding company. The Federal Reserve Board may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern.

      Capital Requirements.

        Federal law provides the federal banking regulators with broad power to take prompt corrective action to resolve the problems of undercapitalized institutions. The extent of the regulators’ powers depends on whether the institution in question is “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” or “critically undercapitalized.” Federal regulations define these capital categories as follows:

                                       Total            Tier 1
                                     Risk-Based        Risk-Based
                                   Capital Ratio     Capital Ratio     Leverage Ratio
                                   -------------     -------------     --------------
Well capitalized                   10% or above      6% or above       5% or above
Adequately capitalized              8% or above      4% or above       4% or above
Undercapitalized                   Less than 8%      Less than 4%      Less than 4%
Significantly undercapitalized     Less than 6%      Less than 3%      Less than 3%
Critically undercapitalized             --                --           A ratio of tangible
                                                                       equity to total assets
                                                                       of 2% or less

        Depending upon the capital category to which an institution is assigned, the regulators’ corrective powers include: requiring the submission of a capital restoration plan; placing limits on asset growth and restrictions on activities; requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired; restricting transactions with affiliates; restricting the interest rate the institution may pay on deposits; ordering a new election of directors of the institution; requiring that senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; and ultimately, appointing a receiver for the institution.

        In general, a depository institution may be reclassified to a lower category than is indicated by its capital levels if the appropriate regulatory agency determines the institution to be otherwise in an unsafe or unsound condition or to be engaged in an unsafe or unsound practice. This could include a failure by the institution, following receipt of a less-than-satisfactory rating on its most recent examination report, to correct the deficiency.

    Dividends.        The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies. In the policy statement, the Federal Reserve Board expressed its view that a bank company experiencing earnings weaknesses should not pay cash dividends exceeding its net income or which can only be funded in ways that weakened the bank holding company’s financial health, such as by borrowing. Additionally, the Federal Reserve Board possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies. As a Michigan corporation, we are also subject to certain restrictions on the payment of dividends imposed by the Michigan Business Corporation Act.

Huron National Bank

        Deposit Insurance. As an FDIC-insured institution, Huron National Bank is required to pay deposit insurance premium assessments to the FDIC. The FDIC has adopted a risk-based assessment system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums, based upon their respective levels of capital and results of supervisory evaluation. Institutions classified as well-capitalized (as defined by the FDIC) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (as defined by the FDIC) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

        The Federal Deposit Insurance Act (“FDIA”) requires the FDIC to establish assessment rates at levels which will maintain the Deposit Insurance Fund at a mandated reserve ratio of not less than 1.25% of estimated insured deposits. Accordingly, the FDIC established the schedule of BIF insurance assessments for the first semi-annual assessment period of 1998, ranging from 0% of deposits for institutions in the lowest risk category to .27% of deposits for institutions in the highest risk category.

        The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution or its directors have engaged or are engaging in unsafe or unsound practices, or have violated any applicable law, regulation, order, or any condition imposed in writing by, or written agreement with, the FDIC, or if the institution is in an unsafe or unsound condition to continue operations. The FDIC may also suspend deposit insurance temporarily during the hearing process for a permanent termination of insurance if the institution has no tangible capital.

        Comptroller of the Currency Assessments. National banks are required to pay supervisory fees to the OCC to fund its operations. The amount of supervisory fees paid by a bank is based upon the bank’s total assets, as reported to the Comptroller for each semi-annual assessment period.

        Insider Transactions. Our bank is subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to us or our subsidiaries, on investments in our stock or securities of our subsidiaries and the acceptance of our stock or securities of our subsidiaries as collateral for loans. Certain limitations and reporting requirements are also placed on extensions of credit by our bank to its directors and officers, to our directors and officers and our subsidiaries, to our principal shareholders, and to “related interests” of such directors, officers and principal shareholders. In addition, federal law and regulations may affect the terms upon which any person becoming a director or officer of our company or one of our subsidiaries or a principal shareholder of the Company may obtain credit from banks with which our bank maintains a correspondent relationship.

        Safety and Soundness Standards. The federal banking agencies have adopted guidelines to promote the safety and soundness of federally insured depository institutions. These guidelines establish standards for internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, asset quality and earnings. In general, the guidelines prescribe the goals to be achieved in each area, and each institution will be responsible for establishing its own procedures to achieve those goals. If an institution fails to comply with any of the standards set forth in the guidelines, the institution’s primary federal regulator may require the institution to submit a plan for achieving and maintaining compliance. The preamble to the guidelines states that the agencies expect to require a compliance plan from an institution whose failure to meet one or more of the standards is of such severity that it could threaten the safe and sound operation of the institution. Failure to submit an acceptable compliance plan , or failure to adhere to a compliance plan that has been accepted by the appropriate regulator, would constitute grounds for further enforcement action.

        Consumer Protection Laws. Our business includes making a variety of types of loans to individuals. In making these loans, we are subject to state usury and regulatory laws and to various federal statutes, such as the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, and the Home Mortgage Disclosure Act, and the regulations promulgated thereunder, which prohibit discrimination, specify disclosures to be made to borrowers regarding credit and settlement costs, and regulate the mortgage loan servicing activities of our bank, including the maintenance and operation of escrow accounts and the transfer of mortgage loan servicing. In receiving deposits, our bank is subject to extensive regulation under federal law and regulations, including the Truth in Savings Act, the Expedited Funds Availability Act, the Bank Secrecy Act, the Electronic Funds Transfer Act, and the Federal Deposit Insurance Act. Violation of these laws could result in the imposition of significant damages and fines upon our bank and its directors and officer.

ITEM 2: Description of Property.

        Our bank owns the land and building on which its office is located, 200 East Erie Street, Rogers City, Michigan. There are no liens or mortgages on the above property. The building has a night deposit box, safe deposit boxes and a complete security system, and has an ATM machine. We believe that this space will be adequate for its present needs and believe our facilities are well-maintained and adequately insured.

ITEM 3: Legal Proceedings.

        As the date hereof, there were no pending material legal proceedings affecting us or our bank.

ITEM 4: Submission of Matters to a Vote of Security Holders.

        No matters were submitted during the fourth quarter of 2002 to a vote of our stockholders.

PART II

        The Registrant’s Annual Report to Shareholders for the year ended December 31, 2002 is filed as Exhibit 13 to this Form 10-KSB. The following items, which are contained in the Annual Report to Shareholders on the pages noted, are specifically incorporated by reference into this Form 10-KSB Report. With the exception of such information specifically incorporated by reference, the Annual Report to Shareholders is not deemed filed as part of this Form 10-KSB Report.

ITEM 5: Market for Common Equity and Related Stockholder Matters.

        Information for this item appears on page 2 of the 2002 Annual Report to Shareholders and is incorporated herein by reference.

ITEM 6: Management's Discussion and Analysis of Financial Condition and Results of Operations.

        Information for this item appears on pages 3 through 8 of the 2002 Annual Report to Shareholders and is incorporated herein by reference.

ITEM 7: Financial Statements and Supplementary Data

        The following consolidated financial statements appear on page 9 to 21 in the Annual Report to Shareholders for the year ended December 31, 2002 and are incorporated herein by reference:

Report of Independent Auditors Consolidated Balance Sheets Consolidated Statements of Income Consolidated Statements of Changes in Shareholders' Equity Consolidated Statements of Cash Flows Notes to the Consolidated Financial Statements ITEM 8: Changes in and Disagreements With Accountants and Financial Disclosure.

        There have been no disagreements with our independent public accountants.

PART III

ITEM 9: Directors and Executive Officers of the Registrant

        Information for this item appears under the headings “Election of Directors”; “List of Directors and Nominees for Election as Directors”; “Committees of the Board of Directors” and “Section 16(a) Beneficial Ownership Reporting Compliance” in the Registrant’s 2002 Proxy Statement as filed with the Commission, incorporated herein by reference. In addition, reference is made to “Additional Item” under Part 1 of this Form 10-KSB Report on page 8.

ITEM 10: Executive Compensation.

        Information for this item appears under the heading of “Summary Compensation Table” in the Registrant’s 2002 Proxy Statement as filed with the Commission, incorporated herein by reference.

ITEM 11: Security Ownership of Certain Beneficial Owners and Management.

        Information for this item appears under the headings of “Principal Holders of Securities”; and “Voting Securities and Beneficial Ownership of Directors and Officers” in the Registrant’s 2002 Proxy Statement as filed with the Commission, incorporated herein by reference. We do not maintain any plans under which our equity securities may be issued to employees or other persons.

ITEM 12: Certain Relationships and Related Transactions.

        Information for this item appears under the heading of “Other Transactions” in the Registrant’s 2002 Proxy Statement as filed with the Commission, incorporated herein by reference. In addition, reference is made to Note 4 of the Company’s Financial Statements filed under Item 7 of this Report.

ITEM 13: Exhibits, Financial Statements, Schedules, and Reports on Form 8-K.

      3. Exhibits

        Reference is made to the Exhibit Index on page 16 of this report.

(b)     Reports on Form 8-K

        During the last quarter of the period covered by this report, we filed no Current Reports on Form 8-K.

ITEM 14: Controls and Procedures

        With the participation of management, our Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-14(c) and 15d-14(c)) on March 14, 2003 (the “Evaluation Date”), have concluded that, as of such date, our disclosure controls and procedures were adequate and effective to ensure that material information relating to us and the Bank would be made known to them by others within the Bank in connection with the filing of our Annual Report on Form 10-KSB for the annual period ended December 31, 2002.

        There were no significant changes in our internal controls or in other factors that could significantly affect our disclosure controls subsequent to the Evaluation Date through the date of filing of this Form 10-KSB for the annual period ended December 31, 2002, nor were there any significant deficiencies or material weaknesses in our internal that would require corrective action.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, dated March 18, 2003.

HURON NATIONAL BANCORP, INC. /s/ Dale L. Bauer Dale L. Bauer President and Chief Executive Officer /s/ Paulette D. Kierzek Paulette D. Kierzek Principal Accounting Officer

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below on March 18, 2003, by the following persons on behalf of the Registrant and in the capacities indicated.

Signature
/s/ Dale L. Bauer Dale L. Bauer, President and CEO, Director	March 18, 2003

/s/ Marvin Beatty Marvin Beatty, Chairman of the Board, Director	March 18, 2003

/s/ Leon Delekta Leon Delekta, Vice-Chairman of the Board, Director	March 18, 2003

/s/ Michael L. Cahoon Michael L. Cahoon, Director	March 18, 2003

/s/ Donald Hampton Donald Hampton, Director	March 18, 2003

/s/ John Tierney John Tierney, Director	March 18, 2003

/s/ Lynwood Lamb Lynwood Lamb, Director	March 18, 2003

/s/ Louis Dehring Louis Dehring, Director	March 18, 2003

/s/ Paulette D. Kierzek Principal Accounting Officer, Secretary	March 18, 2003

CERTIFICATIONS

I, Dale L. Bauer, certify that:

1.	I have reviewed this annual report on Form 10-KSB of Huron National Bancorp, Inc;

2.

Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.

Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

(a)

designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

(b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

(c)	presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

(a)

all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.

The registrant’s other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

March 18, 2003	/s/ Dale L. Bauer Dale L. Bauer President and Chief Executive Officer

I, Paulette D. Kierzek, certify that:

1.	I have reviewed this annual report on Form 10-KSB of Huron National Bancorp, Inc.;

2.

Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.

Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

(a)

designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

(b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

(c)	presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

(a)

all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.

The registrant’s other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

March 18, 2003	/s/ Paulette D. Kierzek Paulette D. Kierzek Principal Financial Officer

EXHIBIT INDEX

Exhibit Number and Description

3.1	Articles of Incorporation of the Registrant as currently in effect and any amendments thereto (incorporated herein by reference to exhibit 3(A) of the Registrant’s Form S-4 Registration Statement dated March 13, 1990, No. 33-33874).

3.2	Bylaws of the Registrant as currently in effect and any amendments thereto (incorporated herein by reference to exhibit 3(B) of the Registrant’s Form S-4 Registration Statement dated March 13, 1990, No. 33-33874).

13	Annual Report for the year ended December 31, 2002.

The consolidated financial statements and notes related thereto appear on pages 11-23, and the other information on pages 1 through 8 in the Annual Report to Shareholders are incorporated by reference in this Form 10-KSB Report. With the exception of these statements and information, the Annual Report to Shareholders for the year ended December 31, 2002, is not deemed filed as part of this Form 10-KSB.

21	List of Subsidiary on page 22.

99.1	CEO Certification under Section 906 of the Sarbanes-Oxley Act.

99.2	CFO Certification under Section 906 of the Sarbance-Oxley Act.

Exhibit 13

         HURON NATIONAL BANCORP, INC.CONSOLIDATED
FINANCIAL STATEMENTS

      AND

         MANAGEMENT’S DISCUSSION AND ANALYSIS OFFINANCIAL
CONDITION AND REULTS OF OPERATION

   December 31, 2002

                          HURON NATIONAL BANCORP, INC.
                                TABLE OF CONTENTS

           MANAGEMENT'S DISCUSSION AND ANALYSIS
           OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS                         3
           REPORT OF INDEPENDENT AUDITORS                                           9
           CONSOLIDATED FINANCIAL STATEMENTS
              CONSOLIDATED BALANCE SHEETS                                          10
              CONSOLIDATED STATEMENTS OF INCOME                                    11
              CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY           12
              CONSOLIDATED STATEMENTS OF CASH FLOWS                                13
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                           14

                                                     HURON NATIONAL BANCORP, INC.
                                                        SELECTED FINANCIAL DATA
----------------------------------------------------------------------------------------------------------------------------------------

                                                                              For the Year Ended December 31,
SUMMARY OF OPERATIONS                                    2002             2001              2000             1999             1998

     Total interest income                             $ 2,895,674      $ 3,026,760       $ 2,797,319      $ 2,595,526      $ 2,445,180
     Total interest expense                              1,408,467        1,518,779         1,247,316        1,189,450        1,151,318
                                                    ---------------  ---------------   ---------------  ---------------  ---------------
     Net interest income                                 1,487,207        1,507,981         1,550,003        1,406,076        1,293,862
     Provision for loan losses                               4,500                0             4,000           12,000           21,000
                                                    ---------------  ---------------   ---------------  ---------------  ---------------
     Net interest income after provision
       for loan losses                                   1,482,707        1,507,981         1,546,003        1,394,076        1,272,862
     Noninterest income                                    116,472          120,194           123,330          119,945          132,034
     Noninterest expense                                 1,013,534        1,009,824           974,811          905,009          865,599
                                                    ---------------  ---------------   ---------------  ---------------  ---------------

     Income before income tax                              585,645          618,351           694,522          609,012          539,297
     Provision for income tax                              156,475          189,508           224,449          189,493          159,097
                                                    ---------------  ---------------   ---------------  ---------------  ---------------

          NET INCOME                                     $ 429,170        $ 428,843         $ 470,073        $ 419,519        $ 380,200
                                                    ===============  ===============   ===============  ===============  ===============

AVERAGE SHARES OUTSTANDING                                  62,500           62,500            62,500           62,500           62,500

PER SHARE DATA

     Basic and diluted earnings                             $ 6.87           $ 6.86            $ 7.52           $ 6.71           $ 6.08
     Cash dividends                                           2.15             2.25              2.25             2.00             1.80
     Book value, end of year                                 69.06            62.29             56.95            51.00            47.25

TOTAL AVERAGE EQUITY (000's)                               $ 4,162          $ 3,835           $ 3,417          $ 3,148          $ 2,864

TOTAL AVERAGE ASSETS (000's)                              $ 45,343         $ 42,087          $ 36,922         $ 35,418         $ 33,061

RATIOS

     Return on average total assets                          0.95%            1.02%             1.27%            1.18%            1.15%
     Average shareholders' equity to average
       total assets*                                         9.18%            9.11%             9.25%            8.89%            8.66%
     Return on average shareholders' equity*                10.31%           11.18%            13.76%           13.32%           13.28%
     Dividend payout ratio (dividends divided
       by net income)                                       31.31%           32.79%            29.92%           29.80%           29.59%

PERIOD END TOTALS (000's)

     Total assets                                         $ 44,983         $ 44,229          $ 39,225         $ 36,879         $ 34,729
     Total loans                                            29,458           29,213            28,979           26,704           23,558
     Total deposits                                         40,363           40,105            35,375           33,447           31,455
     Shareholders' equity                                    4,316            3,893             3,559            3,188            2,953

* Average shareholders' equity includes net average unrealized gain/loss on securities available for sale.

TWO YEAR SUMMARY OF COMMON STOCK DATA BY QUARTER

There is no established trading market in the Company’s common stock. Such sales generally occur in Presque Isle County, Michigan. The following table summarizes sales the Company has knowledge of occurring during the last two years. Where known, the average sales price is given. Because the shares are sold infrequently and not on any exchange, the numbers shown cannot necessarily be considered to be an accurate reflection of true market value.

                                     2002                                         2001
                            Number of      Average Price       Number of      Average Price
                              Shares         Per Share           Shares        Per Share
         First Quarter         0                                    5          $40.00
                                                                    5          $42.00
                                                                   20          $45.00

         Second Quarter        1              $50.00              250          $40.00
                              35              $52.00               25       Price Unknown

         Third Quarter         5              $52.00              257          $50.00

         Fourth Quarter        0                                   10          $50.00

As of December 31, 2002, the Company’s shareholder list reflected approximately 600 shareholders of record and there were 62,500 shares of common stock issued and outstanding.

Dividends declared per share were $2.15 and $2.25 during 2002 and 2001.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

This section presents information relevant to understanding and assessing the consolidated financial condition and results of operations of Huron National Bancorp, Inc. and its wholly-owned subsidiary, Huron National Bank. This discussion should be read in conjunction with the consolidated financial statements and related footnotes contained elsewhere in this report.

SUMMARY

Net income of $429,170 was reported in 2002 compared to net income of $428,843 in 2001 and $470,073 in 2000. Basic and diluted earnings per share were $6.87 in 2002 compared to $6.86 in 2001 and $7.52 in 2000. For 2002, return on average assets and average equity equaled 0.95% and 10.31%. This compares to 1.02% and 11.18% in 2001 and 1.27% and 13.76% in 2000.

As of year end, total assets were $44,983,251, an increase of $754,506 or 1.71% over December 31, 2001. Total loans increased $245,248 at December 31, 2002 when compared to December 31, 2001, while securities increased $2,718,683 and cash and cash equivalents decreased by $2,266,954 for the same period. In total, the Bank’s deposits increased from $40,104,623 in 2001 to $40,363,003 in 2002, with a decrease in time deposits of $1,476,523 and increases in non interest-bearing accounts of $390,077; interest-bearing transaction accounts of $660,337 and savings of $684,489.

Shareholders’ equity as a percent of assets increased to 9.60% at December 31, 2002 compared to 8.80% for December 31, 2001. This is the result of the Company’s earnings keeping pace with asset growth.

RESULTS OF OPERATIONS

Analysis of Net Interest Income

The difference between interest generated by the Company’s earning assets and interest paid on liabilities is referred to as net interest income, the most significant component of the Company’s earnings. In 2002, net interest income, on a fully tax equivalent basis decreased by $5,000 compared to 2001. A lower yield on interest earning assets was the primary reason for a decrease in net interest income.

The following table summarizes the increases and decreases in net interest income.

    Net Interest Income
       (Dollars in thousands; fully taxable equivalent basis)    2002          2001          2000

         Interest income                                       $ 2,939       $ 3,054       $ 2,815
         Interest expense                                        1,409         1,519         1,247
                                                              ---------     ---------      --------

         Net interest income                                   $ 1,530       $ 1,535        $ 1,568
                                                              =========     =========      ========

         Increase/(decrease) in net interest income               $ (5)        $ (33)        $ 133
         Percent increase/(decrease) of net interest income      (0.33)%       (2.11)%       9.50%

The two variables that have the most significant effect on the change in the net interest income are volume and rate. Below is a chart which illustrates the impact of changes in these two important variables for 2002 and 2001.

            Change in Net                                     2002 Over 2001                       2001 Over 2000
            Interest Income (1)                               Change Due to:                       Change Due to:
            (In thousands; fully taxable equivalent baVolume       Rate        Total       Volume       Rate        Total

            Interest income
                 Loans                                   $ (18)     $ (151)      $ (169)      $ 126         $ 24       $ 150
                 Taxable securities                        158         (53)         105          20          (28)         (8)
                 Tax-exempt securities                      63         (17)          46          34           (5)         29
                 Federal funds sold and other              (30)        (67)         (97)         99          (31)         68
                                                    ----------- ----------- ------------ ----------- ------------ -----------
                      Total interest income                173        (288)        (115)        279          (40)        239
                                                    ----------- ----------- ------------ ----------- ------------ -----------

            Interest expense
                 Interest bearing DDA                        8         (28)         (20)         (6)         (20)        (26)
                 Savings                                     8         (42)         (34)        (10)         (21)        (31)
                 Time deposits                              99        (155)         (56)        316           13         329
                                                    ----------- ----------- ------------ ----------- ------------ -----------
                      Total interest expense               115        (225)        (110)        300          (28)        272
                                                    ----------- ----------- ------------ ----------- ------------ -----------

            Net interest income                           $ 58       $ (63)        $ (5)      $ (21)       $ (12)      $ (33)
                                                    =========== =========== ============ =========== ============ ===========

    (1)        For purposes of these tables, changes in interest due to volume and rate were determined as follows:

        Volume variance-change in volume multiplied by the previous year’s rate.

        Rate variance-change in rate multiplied by the previous year’s volume.

Rate/volume variance-change in volume multiplied by the change in rate. This variance was allocated to volume variance and rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Analysis of the Company’s net yield on earning assets is also used to evaluate changes in net interest income. The net yield on earning assets employs an effective cost of funds by recognizing interest-free liabilities and shareholders’ equity which fund earning assets, and is computed by dividing net interest income by earning assets.

The table below summarizes the Company’s average balances, interest income/expense, interest rates, net yield on earning assets, and interest rate spread.

     Interest Rate Spread and Net
        Yield on Earning Assets                      2002                        2001             2000
        (Dollars in Thousands)           Average                     Average                     Average
     Assets                              Balance   Interest  Rate    Balance   Interest  Rate    Balance   Interest  Rate
                                        ---------- --------------------------- --------------------------- -----------------
          Loans                          $ 29,011   $ 2,436   8.40%  $ 29,213   $ 2,605   8.92%  $ 27,795   $ 2,456   8.83%
          Taxable securities                7,832       338   4.32%     4,347       233   5.41%     3,995       241   6.04%
          Tax-exempt securities (fully
             taxable equivalent basis)      2,294       127   5.54%     1,196        81   6.79%       696        52   7.50%
          FRB stock                            38         2   6.00%        38         2   6.00%        38         2   6.00%
          Federalgfundsnsold andeother      2,590        36   1.38%     3,591       133   3.69%     1,117        64   5.73%
                                        ---------- ---------        ---------- ---------        ---------- ---------
             Total interest earning        41,765     2,939   7.04%    38,385     3,054   7.96%    33,641     2,815   8.37%
                                        ---------- ---------        ---------- ---------        ---------- ---------

          Cash and due from banks           2,740                       2,883                       2,717
          Other assets, net                   838                         857                         602
                                        ----------                  ----------                  ----------
               Total Assets              $ 45,343                    $ 42,087                    $ 36,960
                                        ==========                  ==========                  ==========

     Liabilities
          Interest bearing DDA's          $ 4,348        36   0.82%   $ 3,763        57   1.50%   $ 4,059        83   2.04%
          Savings                           7,433        94   1.26%     6,946       127   1.83%     7,453       158   2.13%
          Time deposits                    24,412     1,279   5.24%    22,656     1,335   5.89%    17,293     1,006   5.82%
                                        ---------- ---------        ---------- ---------        ---------- ---------
             Total interest bearing        36,193     1,409   3.89%    33,365     1,519   4.55%    28,805     1,247   4.33%
                                        ---------- ---------        ---------- ---------        ---------- ---------

          DDA's                             4,709                       4,582                       4,449
          Other liabilities                   279                         305                         289
          Shareholders' equity              4,162                       3,835                       3,417
                                        ----------                  ----------                  ----------
             Total liabilities and equity $45,343                    $ 42,087                    $ 36,960
                                        ==========                  ==========                  ==========

               Net interest income (fully           $ 1,530                     $ 1,535                     $ 1,568
                                                   =========                   =========                   =========
                  taxable equivalent basis)

               Net interest spread                            3.15%                       3.41%                       4.04%
                                                            ========                    ========                    ========

               Net yield on interest earning assets           3.66%                       4.00%                       4.66%
                                                            ========                    ========                    ========

               Interest earning assets/
                  interest bearing liabilities               1.15x                       1.15x                       1.17x

Non-Interest Income

The Company recorded noninterest income of $116,472, a decrease of $3,722 or 3.10% from $120,194 in 2001. This decrease was attributable to ATM usage and safe deposit rental fees.

Non-Interest Expense

During 2002, noninterest expense increased by $3,710 or 0.37% from $1,009,824 in 2001 to $1,013,534 in 2002. The increases included $24,464 in salaries & benefits which included contributions to the SEP Plan and the normal increase in salaries. This amount was offset by decreases in director fees of $4,000, office supplies of $8,000, postage of $3,000 and other miscellaneous expenses of approximately $10,000.

Provision for Income Taxes

The provision for income taxes was $156,475 in 2002 compared to $189,508 in 2001, a decrease of $33,033 or 17.43%. This was primarily due to lower pre-tax income and an increase in tax-free interest.

FINANCIAL CONDITION

Liquidity and Interest Rate Sensitivity

The Bank’s principal asset/liability management objectives include the maintenance of adequate liquidity and appropriate interest rate sensitivity while maximizing net interest income.

Liquidity is generally defined as the ability to meet cash flow requirements. For a bank, meeting cash flow requirements means having funds available to satisfy customer credit needs as well as having funds available to meet depositor withdrawal requests. For the parent company, liquidity means having funds available to pay cash dividends and other operating expenses.

The Bank’s primary sources of short-term liquidity are its securities available for sale and ability to raise money through federal funds purchased. Its longer term sources of liquidity are maturities of securities, loan repayments, normal deposit growth and negotiable certificates of deposit. The primary source of funds for the parent company is the upstream of dividends from the Bank.

Management believes the Bank has adequate sources of liquidity to meet its anticipated requirements.

As previously noted, interest income and interest expense are also dependent on changing interest rates. The relative impact of changing interest rates on net interest income depends on the rate sensitivity to such changes. Rate sensitivity generally depends on maturity structures, call provisions, repayment penalties etc. of the respective financial instruments. The Bank’s exposure or sensitivity to changing interest rates is measured by the ratio of rate-sensitive assets to rate-sensitive liabilities. Management believes that the Bank’s rate sensitive position is adequate in a normal interest rate movement environment.

GAP Analysis

The following table as of December 31, 2002 reflects how management has matched assets to liabilities that mature or have the ability to reprice in the following time frame (in thousands).

Assets                         0-90 Days       91-365 Days      1 - 3 Years      3 - 5 Years       5 Years +        Total
Federal funds                      $ 500              $ -              $ -              $ -              $ -         $ 500
Investments                        1,368            2,046            4,648            2,021            1,008        11,091
Loans                              1,708            3,008            4,815            4,910           15,017        29,458
                          ---------------  ---------------  --------------- ---------------- ---------------- -------------
   Total                           3,576            5,054            9,463            6,931           16,025        41,049
                          ---------------  ---------------  --------------- ---------------- ---------------- -------------

Liabilities
Interest-bearing
   transaction accounts            4,987                                                                             4,987
Savings                            7,480                                                                             7,480
Certificates of deposit            8,593            5,886            5,923            2,519                         22,921
                          ---------------  ---------------  --------------- ---------------- ---------------- -------------
   Total                          21,060            5,886            5,923            2,519                         35,388

Asset/(Liabilities) GAP        $ (17,484)          $ (832)         $ 3,540          $ 4,412         $ 16,025       $ 5,661
                          ===============  ===============  =============== ================ ================ =============

Cumulative GAP                 $ (17,484)       $ (18,316)       $ (14,776)       $ (10,364)         $ 5,661
                          ===============  ===============  =============== ================ ================

Interest-bearing transaction and savings accounts are classified as repricing in 0-90 days as these instruments provide management with the discretion to adjust their rates. Further, because this category has no maturity schedule or early withdrawal penalty, depositors are free to move their funds based on rate alone. Therefore, management recognizes that these categories, although generally lower costing funds, are rate sensitive to the extent of interest rate movements.

The Bank’s cumulative 1 year GAP position decreased from ($19,215,000) at December 31, 2001 to ($18,316,369) at December 31, 2002 as a result of longer term maturities on certificates of deposits. Management believes that the GAP overstates true interest sensitivity. Interest exposure is not as significant as expressed in the above schedule as rates on interest-bearing transaction and savings accounts may not reprice on an “instant basis”. Management believes liabilities do not need to be repriced as soon as rates begin to move which gives them a “lag time” in the market and for the assets to reprice. It is also their belief that they are in a sufficient position to minimize any adverse effect to the Bank’s financial position due to interest rate changes.

Capital

Management attempts to maintain sufficient capital to take advantage of market opportunities, yet provide a fair return to its shareholders.

The National Bank Act places limitations on the ability of the Bank to declare and pay dividends. As a general matter, the Bank may not pay dividends greater than the total of the Bank’s net profits for that year combined with its retained net profits of the two preceding years. Further, the Comptroller of the Currency may prohibit the payment of cash dividends where it deems the payment to be an unsafe and unsound banking practice. Under the most restrictive of the dividend restrictions, in 2003 the Bank could pay additional dividends of approximately $593,000 plus 2003 net income to the Holding Company.

Management believes that a strong capital position is paramount to its continued profitability and continued depositor and investor confidence. It also provides Huron National Bank flexibility to take advantage of growth opportunities and to accommodate larger Bank loan customers. Regulators have established “risk-based” capital guidelines for banks and bank holding companies. Because of the Company’s and Bank’s size, regulatory capital requirements apply only to the Bank.

Under the guidelines, minimum capital levels are established for risk based and total assets. For the risk based computation, the ratio is based on the perceived risk in asset categories and certain off-balance-sheet items, such as standby letters of credit. The guidelines define Tier 1 capital and Tier 2 capital. Tier 1 capital includes common shareholders’ equity, while Tier 2 Capital adds the allowance for loan losses. Tier 1 Capital cannot exceed Tier 2 Capital. Banks are required to have ratios of Tier 1 Capital to riskweighted assets of 4% and total capital (Tier 1 plus Tier 2) of 8%. At December 31, 2002, Huron National Bank had capital ratios well above the minimum regulatory guidelines as noted within footnote 14 of the Consolidated Financial Statements.

Loans and Loan Review Process

Maintaining high asset quality is a key determinant of the Bank’s success. Therefore, Management continually monitors impaired, non-performing and delinquent loans and reports them monthly to the Board of Directors.

Non-accrual and loans past due 90 days or more approximated $214,000 or 0.73% of total loans at December 31, 2002 compared to approximately $184,000 or 0.63% a year earlier.

The provision for loan losses was $4,500 in 2002, $0 in 2001 and $4,000 in 2000. For the same years, charge-offs, net of recoveries, were $26,652, $19,445 and $21,333.

The allowance for loan losses is at $123,020 or 0.42% of total loans at December 31, 2002 compared to $145,173 or 0.50% of total loans at year-end 2001. The allowance is consistent with Management’s recognition of problem loans along with Management’s strategy to emphasize the quality of the loan portfolio. The allowance is considered adequate by Management. (See also Note 1 to the Consolidated Financial Statements)

Effects of Inflation

Inflation can have a significant effect on the reported financial operating results of all industries. This is especially true in industries with a high proportion of fixed assets and inventory. Inflation has an impact on the growth of total assets in the banking industry and the need to maintain a proper level of equity capital.

Interest rates are significantly affected by inflation, but it is difficult to assess the impact since neither the timing nor the magnitude of the changes in the consumer price index coincide with changes in interest rates. There is, of course, an impact on longer-term earning assets; however, this effect continues to diminish as investment maturities are shortened and interest-earning assets and interest-bearing liabilities shift from fixed-rate long-term to rate-sensitive short-term.

BUSINESS

Huron National Bancorp, Inc., along with its wholly-owned subsidiary, Huron National Bank, provides its customers with a full line of commercial banking services with its only office located in Rogers City, Michigan. The Bank’s customer base consists of individuals, agricultural, resorts and related businesses and small to medium-sized manufacturing companies. The Bank’s service area consists primarily of Presque Isle County in the northeastern portion of Michigan’s lower peninsula. The Bank actively solicits retail customers and will compete for deposits by offering customers personal attention, professional service, ATM capability and competitive interest rates.

Huron National Bank is the only remaining community bank located in Rogers City. The Bank competes for loans and deposits with two credit unions and three other banks that operate branches in Presque Isle County, and money market funds also compete for deposits in the Bank’s service area. The principal methods used by the Bank to attract deposit accounts include the variety of services offered, the interest rates offered and the convenience of office location.The Bank competes for loans principally through our ability to communicate effectively with our customers and understand and meet their needs. In addition, all loan decisions are made locally allowing faster closing time.

The Bank regularly makes commitments for secured term loans and commitments for lines of credit. These lines of credit are reviewed on an annual basis by the Bank’s Board of Directors. However, these commitments are firm only to the extent that the respective borrower maintains a satisfactory credit history and does not represent any unusual credit risk. The Bank had $1,969,900 and $2,420,015 as of December 31, 2002 and 2001 in outstanding lines of credit and commitments to make loans of which $753,000 and $845,000 were still available to the respective borrower. Furthermore, the Bank had issued letters of credit totaling $183,000 and $167,000 as of December 31, 2002 and 2001.

A portion of the Bank’s deposits are obtained from and loans made to agriculture and resorts and related businesses. There are no other material concentrations of credit to, nor have other material portions of the deposits been received from, a single person, persons, industry or group.

The economy of the market area served by the Bank is significantly influenced by the seasonal effects of the tourist and agricultural industries. The business of the Bank has been only mildly affected by the seasonal aspects of these components of the local economy.

As of December 31, 2002, the Bank did not have any foreign sources or applications of funds.

Compliance with federal, state, and local statutes and/or ordinances relating to the protection of the environment is not expected to have any material effect upon the Bank’s capital expenditures, earnings, or competitive position.

As of December 31, 2002, we had 15 full-time and 3 part-time employees. We have assembled a staff of experienced, dedicated professionals whose goal is to provide outstanding service. None of our employees are represented by collective bargaining agents.

The Bank does not offer commercial, consumer, international, trust, or municipal trading services.

CROWE CHIZEK

REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of DirectorsHuron
National Bancorp, Inc.Rogers
City, Michigan

We have audited the accompanying consolidated balance sheets of Huron National Bancorp, Inc. as of December 31, 2002 and 2001 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Huron National Bancorp, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

Crowe, Chizek and Company LLP

South Bend, Indiana
February 21, 2003

HURON NATIONAL BANCORP, INC.
           CONSOLIDATED BALANCE SHEETS
     December 31, 2002 and 2001
ASSETS                                                2002                         2001
    Cash and due from banks                        $3,144,081                   $2,611,035
    Federal funds sold                                500,000                    3,300,000
           Total cash and cash equivalents          3,644,081                    5,911,035
    Securities available for sale                  10,808,282                    8,010,363
    Securities held to maturity
        (Fair value of $300,331 in 2002
          and $372,645 in 2001)                       282,772                      362,008

    Loans                                          29,458,067                   29,212,819
        Allowance for loan losses                    (123,020)                    (145,173)
           Net loans                               29,335,047                   29,067,646

    Bank premises and equipment - net                 424,028                      423,972
    Accrued interest receivable                       360,772                      371,803
    Other assets                                      128,269                       81,918

              Total Assets                       $ 44,983,251                 $ 44,228,745

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
    Deposits
        Non interest-bearing transaction
             accounts                              $4,974,244                   $4,584,167
        Interest-bearing transaction accounts       4,987,263                    4,326,926
        Savings                                     7,480,060                    6,795,571
        Time                                       22,921,436                   24,397,959
              Total deposits                       40,363,003                   40,104,623
    Accrued interest payable                           68,825                       82,920
    Other liabilities                                 235,135                      147,832
              Total liabilities                    40,666,963                   40,335,375

Shareholders' Equity
    Common stock, $10 par value:  100,000 shares
      authorized and 62,500 outstanding               625,000                      625,000
    Additional paid in capital                        625,000                      625,000
    Retained earnings                               2,898,277                    2,603,482
    Accumulated other comprehensive income, net
      of tax of $86,549 in 2002 and $20,551
          in 2001                                     168,011                       39,888
              Total shareholders' equity            4,316,288                    3,893,370

                 Total liabilities and
                 shareholders' equity            $ 44,983,251                 $ 44,228,745

                HURON NATIONAL BANCORP, INC.
               CONSOLIDATED STATEMENTS OF INCOME
             For the years ended December 31, 2002, 2001 and 2000
                                       2002                     2001                  2000
Interest Income
    Loans, including fees           $ 2,435,572              $ 2,605,209           $ 2,455,383
    Federal funds sold                   35,848                  132,419                63,969
    Securities:
      Taxable                           338,190                  233,314               241,284
      Tax exempt                         83,814                   53,568                34,433
      Other                               2,250                    2,250                 2,250
        Total interest income         2,895,674                3,026,760             2,797,319

Interest Expense
    Deposits                          1,408,467                1,518,779             1,247,316

Net Interest Income                   1,487,207                1,507,981             1,550,003

Provision for Loan Losses                 4,500                                          4,000

Net Interest Income After
   Provision for Loan Losses          1,482,707                1,507,981             1,546,003

Non-Interest Income
    Service charges                      75,679                   77,017                74,510
    Other                                40,793                   43,177                48,820
        Total non-interest income       116,472                  120,194               123,330

Non-Interest Expense
    Salaries and benefits               557,204                  532,740               522,775
    Premises and equipment              142,711                  155,763               146,048
    Legal and accounting fees            84,266                   71,175                59,414
    Other operating expense             229,353                  250,146               246,574
        Total non-interest expense    1,013,534                1,009,824               974,811

Income Before Income Tax                585,645                  618,351               694,522

Provision for Income Tax                156,475                  189,508               224,449

Net Income                            $ 429,170                $ 428,843             $ 470,073

Basic and Diluted Earnings Per Share     $ 6.87                   $ 6.86                $ 7.52

HURON NATIONAL BANCORP, INC.

                                        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                           For the years ended December 31, 2002, 2001 and 2000

                                                                                               Accumulated Other
                                                                                                 Comprehensive
                                                                 Additional                      Income (Loss),      Total
                                                     Common       Paid In         Retained           Net         Shareholders'
                                                     Stock        Capital         Earnings         Of Tax            Equity
BALANCE AT JANUARY 1, 2000                           $ 625,000     $ 625,000      $ 1,985,816       $ (48,022)      $ 3,187,794
    Comprehensive income:
    Net income for the year                                                           470,073                           470,073
    Net change in unrealized gain on securities
      available for sale, net of tax of ($21,669)                                                      42,063            42,063
                                                                                                                 ---------------
        Total comprehensive income                                                                                      512,136
    Cash dividends ($2.25 per share)                                                 (140,625)                         (140,625)
                                                  ------------- -------------  ---------------  --------------   ---------------

BALANCE AT DECEMBER 31, 2001                           625,000       625,000        2,315,264          (5,959)        3,559,305
    Comprehensive income:
    Net income for the year                                                           428,843                           428,843
    Net change in unrealized gain on
      securities available for sale, net of
      tax of ($23,618)                                                                                 45,847            45,847
                                                                                                                 ---------------
            Total comprehensive income                                                                                  474,690
    Cash dividends ($2.25 per share)                                                 (140,625)                         (140,625)
                                                  ------------- -------------  ---------------  --------------   ---------------

BALANCE AT DECEMBER 31, 2002                           625,000       625,000        2,603,482          39,888         3,893,370
    Comprehensive income:
    Net income for the year                                                           429,170                           429,170
    Net change in unrealized gain on
       securities available for sale, net of tax
        of ($65,998)                                                                                  128,123           128,123
                                                                                                                 ---------------
          Total comprehensive income                                                                                    557,293
    Cash dividends ($2.15 per share)                                                 (134,375)                         (134,375)
                                                  ------------- -------------  ---------------  --------------   ---------------

BALANCE AT DECEMBER 31, 2002                         $ 625,000     $ 625,000      $ 2,898,277       $ 168,011       $ 4,316,288
                                                  ============= =============  ===============  ==============   ===============

HURON NATIONAL BANCORP, INC.

                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       For the years ended December 31, 2002, 2001 and 2000

CASH FLOWS FROM OPERATING ACTIVITIES                                               2002               2001               2000
    Net income                                                                     $ 429,170          $ 428,843          $ 470,073
    Adjustments to reconcile net income to net cash
      from operating activities
        Depreciation and amortization                                                 55,008             64,723             61,593
        Net premium amortization and discount accretion on securities                365,603             68,504            323,677
        Provision for loan losses                                                      4,500                                 4,000
        Increase/(decrease) in cash from change in assets
          and liabilities:
            Interest receivable                                                       11,031            (75,734)           (31,058)
            Other assets and other real estate                                       (46,351)            57,273            (25,799)
            Interest payable                                                         (14,095)             6,968              5,916
            Other liabilities                                                         21,305            (90,200)            18,985
                                                                              ---------------    ---------------    ---------------
                Net cash from operating activities                                   826,171            460,377            827,387
                                                                              ---------------    ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Available-for-sale securities:
        Purchases                                                                 (5,393,165)        (6,450,427)
        Maturities                                                                 2,425,000          1,650,000          1,350,000
    Held-to-maturity securities:
        Purchases                                                                                                         (195,246)
        Maturities                                                                    78,000            148,000            168,000
    Net increase in loans                                                           (271,901)          (253,022)        (2,296,758)
    Purchases of property and equipment, net                                         (55,064)           (78,833)           (29,129)
                                                                              ---------------    ---------------    ---------------
                Net cash from investing activities                                (3,217,130)        (4,984,282)        (1,003,133)
                                                                              ---------------    ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in deposit accounts                                                 258,380          4,729,443          1,927,736
    Dividends paid                                                                  (134,375)          (140,625)          (140,625)
                                                                              ---------------    ---------------    ---------------
                Net cash from financing activities                                   124,005          4,588,818          1,787,111
                                                                              ---------------    ---------------    ---------------

NET INCREASE/(DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                                (2,266,954)            64,913          1,611,365
CASH AND CASH EQUIVALENTS AT:
  BEGINNING OF YEAR                                                                5,911,035          5,846,122          4,234,757
                                                                              ---------------    ---------------    ---------------
  END OF YEAR                                                                    $ 3,644,081        $ 5,911,035        $ 5,846,122
                                                                              ===============    ===============    ===============

SUPPLEMENTAL CASH FLOW INFORMATION
    Cash paid during the period for:
    Interest                                                                     $ 1,422,562        $ 1,511,811        $ 1,241,400
    Federal income tax                                                               137,194            250,744            187,744

HURON NATIONAL BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

NATURE OF OPERATIONS ~ The consolidated financial statements include the accounts of Huron National Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Huron National Bank (the “Bank”). All material intercompany balances and transactions are eliminated in consolidation.

The Company is engaged in the business of commercial and retail banking, with operations conducted through its office located in Rogers City, Michigan. The surrounding communities are the source of substantially all of the Company’s deposit and loan activities. The majority of the Company’s income is derived from commercial and retail lending activities. Primarily all installment and residential loans are secured by real and personal property. Approximately 90% of commercial loans are secured by real estate.

USE OF ESTIMATES ~ To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair value of financial instruments and status of contingencies are particularly subject to change in the near term.

SECURITIES ~ Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported net of tax, as a component of other comprehensive income. Securities are classified as trading when held for short term periods in anticipation of market gains, and are carried at fair value. Securities are written down to fair value when a decline in fair value is not temporary.

Gains and losses on sales are determined using the amortized cost of the specific security sold. Interest income includes amortization of purchase premiums and discounts.

LOANS ~ Loans are reported at the principal balance outstanding, net of deferred loan fees and costs, the allowance for loan losses, and charge-offs, net of recoveries. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

ALLOWANCE FOR LOAN LOSSES ~ Because some loans may not be repaid in full, an allowance for loan losses is recorded. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover probable incurred credit losses based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the whole allowance is available for any charge-offs that occur. A loan is charged-off against the allowance by management as a loss when deemed uncollectible, although collection efforts may continue and future recoveries may occur.

Loans are considered impaired if full principal or interest payments are not anticipated. Impaired loans are carried at the present value of expected cash flows discounted at the loan’s effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses may be allocated to impaired loans.

Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage loans secured by one-to-four family residences, residential construction loans, and automobile, home equity and second mortgage loans.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower’s business are not adequate to meet its debt service requirements, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 60 days or more. Loans are generally moved to nonaccrual status when 90 days or more past due. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectable. This typically occurs when the loan is 120 days or more past due.

BANK PREMISES AND EQUIPMENT ~ Land is carried at cost. Bank premises and equipment are stated at cost less accumulated depreciation. Building and related components are depreciated using the straight-line method with useful lives ranging from 5 to 33 years. Furniture, fixtures and equipment are depreciated using the straight-line (or accelerated) method with useful lives ranging from 3 to 5 years.

OTHER REAL ESTATE ~ Real estate acquired in settlement of loans is initially reported at the lower of the loan carrying amount and estimated fair value at acquisition. After acquisition, a valuation allowance reduces the reported amount to the lower of the initial amount or fair value less costs to sell. Expenses, gains and losses on disposition, and changes in the valuation allowance are reported in net loss on other real estate.

INCOME TAXES ~ Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

STATEMENT OF CASH FLOWS ~ Cash and cash equivalents is defined to include cash on hand, demand deposits in other institutions and federal funds sold. Federal funds are generally sold for one day periods. The Company reports customer loan transactions and deposit transactions on a net cash flow basis.

EARNINGS PER SHARE ~ Basic earnings per share is computed using the weighted average number of shares outstanding. The number of shares used in the computation of basic earnings per share was 62,500 for all years presented. The Company did not have any dilutive shares during the years ended December 31, 2002, 2001, or 2000.

SEGMENTS ~ Huron National Bancorp, Inc. and its subsidiary, Huron National Bank, provide a broad range of financial services to individuals and companies in northern Michigan. These services include demand, time and savings deposits; lending; ATM processing; and cash management. While the Company’s chief decision makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company’s banking operations are considered by management to be aggregated in one reportable operating segment.

COMPREHENSIVE INCOME ~ Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, net of taxes, which is recognized as a separate component of equity.

RECLASSIFICATIONS ~ Some items in prior financial statements have been reclassified to conform with the current presentation.

NEWLY ISSUED BUT NOT YET EFFECTIVE ACCOUNTING STANDARDS ~ New accounting standards on asset retirement obligations, restructuring activities and exit costs, operating leases, and early extinguishment of debt were issued in 2002. Management determined that when the new accounting standards are adopted in 2003 they will not have a material impact on the Company’s financial condition or results of operations.

NOTE 2 — CASH AND DUE FROM BANKS

As of December 31, 2002, the Bank was required to maintain cash balances with the Federal Reserve Bank in the amount of $75,000. These balances do not earn interest.

NOTE 3 — SECURITIES

The fair value and carrying amount, if different, for securities, the unrealized gains and losses included in accumulated other comprehensive income for securities available for sale and the unrecognized gains and losses for securities held to maturity, at December 31 were as follows:

                                                                            Gross             Gross
                2002                                                     Unrealized        Unrealized
             Securities Available for Sale:            Fair Value           Gains            Losses
                   U.S. Agency                          $ 4,816,367         $ 158,761               $ -
                   Mortgage-backed                           61,566               648
                   Corporate                              1,690,625            32,799
                   State and Municipal                    4,239,724            62,898              (546)
                                                       $ 10,808,282         $ 255,106            $ (546)

                                                                            Gross             Gross
                                                                         Unrealized        Unrealized        Carrying
             Securities Held to Maturity:              Fair Value           Gains            Losses           Amount
                   State and Municipal                    $ 300,331          $ 17,559               $ -        $ 282,772
                                                          $ 300,331          $ 17,559               $ -        $ 282,772

                                                                            Gross             Gross
                2001                                                     Unrealized        Unrealized
             Securities Available for Sale:            Fair Value           Gains            Losses
                  U.S. Agency                           $ 3,737,013          $ 21,583               $ -
                  Mortgage-backed                           269,984             4,735
                  Corporate                               1,404,431            30,837
                  State and Municipal                     2,598,935             3,284

                                                        $ 8,010,363          $ 60,439               $ -

                                                                            Gross             Gross
                                                                         Unrealized        Unrealized        Carrying
             Securities Held To Maturity:              Fair Value           Gains            Losses           Amount
                   State and Municipal                    $ 372,645          $ 10,637               $ -        $ 362,008
                                                          $ 372,645          $ 10,637               $ -        $ 362,008

There were no sales of securities during 2002, 2001 or 2000.

The estimated fair value and carrying amount, if different, of securities at December 31, 2002, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                Available for Sale           Held to Maturity
                                                                                           Carrying
                                                     Fair Value          Fair Value         Amount
        Due in one year or less                    $ 3,280,450           $ 73,458         $ 72,190
        Due after one year through five years        6,523,488            155,406          145,582
        Due after five years through ten years         942,788             71,467           65,000
             Subtotal                               10,746,726            300,331          282,772
        Mortgage-backed                                 61,566
                  Totals                          $ 10,808,292          $ 300,331        $ 282,772

NOTE 4 — LOANS

Loans consist of the following at December 31:

                                                       2002              2001
          Commercial                               $ 3,861,581       $ 4,165,433
          Real estate                               16,723,701        16,022,222
          Installment                                8,872,785         9,025,164
                                              ----------------  ----------------
                    Total loans                    $29,458,067       $29,212,819
                                              ================  ================

Certain directors and executive officers of the Company, including associates of such persons, were also loan customers. The following is a summary of the balance and activity of loans to such parties.

                                                                          2002
                Balance - January 1                                    $ 336,432
                     New loans                                           147,746
                     Repayments                                         (129,533)
                                                                ----------------
                Balance - December 31                                  $ 354,645
                                                                ================
NOTE 5 - ALLOWANCE FOR LOAN LOSSES

An analysis of changes in the allowance for loan losses follows:

                                                     2002              2001              2000
Balance at beginning of year                      $ 145,173         $ 164,618         $ 181,951
     Additions (Deductions)
     Provision for loan losses                        4,500                               4,000
     Recoveries credited to allowance                 4,127             3,954            16,937
     Loans charged-off                              (30,780)          (23,399)          (38,270)
                                           ----------------  ----------------  ----------------
Balance at end of year                            $ 123,020         $ 145,173         $ 164,618
                                           ================  ================  ================

During the years 2002, 2001 and 2000 the balance of impaired loans was considered to be immaterial.

Nonperforming loans were as follows:

                                                              2002              2001
    Loans past due over 90 days still on accrual            $ 81,130           $ 1,314
    Nonaccrual loans                                         123,880           182,334

NOTE 6 — BANK PREMISES AND EQUIPMENT — NET

Bank premises and equipment consist of the following at December 31:

                                                                     Accumulated        Carrying
          2002                                        Cost         Depreciation          Amount
     Land                                          $ 60,000               $ -          $ 60,000
     Bank building and improvements                 474,371          (255,042)          219,329
                                                                 ----------------
     Furniture and equipment                        599,575          (454,876)          144,699
                                               ----------------  ----------------  ----------------
          Total                                 $ 1,133,946        $ (709,918)        $ 424,028
                                               ================  ================  ================

         2001
     Land                                          $ 60,000               $ -          $ 60,000
     Bank building and improvements                 487,002          (254,658)          232,344
                                                                 ----------------
     Furniture and equipment                        531,880          (400,252)          131,628
                                               ----------------  ----------------  ----------------
          Total                                  $ 1,078,882        $ (654,910)        $ 423,972
                                               ================  ================  ================

Provisions for depreciation of approximately $55,000, $65,000, and $62,000, were included in non-interest expense in 2002, 2001 and 2000.

NOTE 7 — DEPOSITS

The Bank had approximately $5,651,000 and $3,478,000 in time deposits issued in denominations of $100,000 or more as of December 31, 2002 and 2001. Interest expense on time deposits issued in denominations of $100,000 or more was approximately $176,000, $147,000 and $148,000 in 2002, 2001 and 2000.

At year-end 2002, stated maturities of time deposits were:

                                                     2003                $ 14,479,328
                                                     2004                   3,043,298
                                                     2005                   2,879,571
                                                     2006                   1,937,873
                                                     2007                     581,366
                                                                    ------------------
                                                                         $ 22,921,436
                                                                    ==================

Related party deposits totaled approximately $965,000 and $698,000 at year-end 2002 and 2001.

NOTE 8 — INCOME TAX

The provision for federal income tax for the years ended December 31 consists of the following:

                                           2002                2001              2000
  Current expense                       $ 128,771          $ 174,964       $ 219,636
  Deferred expense (benefit)               27,704             14,544           4,813
                                   ------------------   ----------------   -------------
       Provision for income tax         $ 156,475          $ 189,508        $224,449
                                   ==================   ================   =============

Included in other liabilities are deferred tax balances arising from the following items:

                                                                          December 31,
   Deferred tax assets:                                              2002              2001
     Allowance for loan losses                                        $ 19,929        $ 27,461
     Other                                                                 889           2,458
                                                                ----------------   -------------
                                                                        20,818          29,919

   Deferred tax liabilities:
     Effects of preparing tax return on a cash basis                $ (105,082)      $ (85,067)
     Property and equipment                                            (88,519)        (87,366)
     Unrealized gain on securities available for sale                  (86,549)        (20,551)
     Other                                                                (216)         (2,781)
                                                                ----------------   -------------
                                                                      (280,366)       (195,765)
                                                                ----------------   -------------

            Net deferred tax liability                              $ (259,548)      $(165,846)
                                                                ================   =============

NOTE 8 — INCOME TAX (continued)

The difference between the financial statement tax expense and amounts computed by applying the statutory federal tax rate of 34% to pretax income is reconciled as follows:

                                                        2002            2001             2000
  Statutory rate applied to income before taxes     $ 199,119       $ 210,239        $ 236,137

     Add (deduct)
     Tax-exempt interest income                       (25,515)        (19,635)         (15,879)
     Other                                            (17,129)         (1,096)           4,191
                                                  --------------  --------------   --------------

            Provision for income tax                 $156,475       $ 189,508        $ 224,449
                                                  ==============  ==============   ==============

NOTE 9 — OTHER OPERATING EXPENSE

Other operating expenses for the years ended December 31 consist of the following:

                                                       2002            2001             2000
      Office supplies                               $ 17,534        $ 25,793         $ 22,015
      Directors fees                                  42,500          46,400           43,200
      General insurance                               29,666          27,464           23,805
      ATM fees                                        23,348          23,643           24,257
      Other expense                                  116,305         126,846          133,297
                                                 --------------  --------------   --------------
                Total other operating expenses      $229,353       $ 250,146        $ 246,574
                                                 ==============  ==============   ==============

NOTE 10 — COMMITMENTS AND CONCENTRATIONS OF CREDIT RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include letters of credit and unused lines of credit. The Bank’s exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is presented by the contractual amount of those instruments. The Bank follows the same credit policy to make such financial instruments as is followed for those loans recorded in the financial statements.

As of December 31, the Bank had outstanding letters of credit, commitments to make loans and unused lines of credit as follows:

                                                        2002            2001
       Outstanding letters of credit                   $ 183,000       $ 167,000
       Commitments to make loans
          and unused lines of credit                     753,000         845,000

All commitments above are at fixed rates and carry rates of interest from 7.5% to 11% and generally expire within one year.

Since certain commitments to make loans and fund lines of credit expire without being used, the amounts do not necessarily represent future cash commitments.

From time to time claims are made against the Company in the normal course of business. There were no material outstanding claims at December 31, 2002.

The Company’s loan and deposit relationships are not concentrated in any particular industry, nor is there significant dependence on any one employer. Noninterest-bearing deposits and federal funds sold held by Bank One amounted to approximately $2,014,000 and $1,709,000 at December 31, 2002 and 2001.

NOTE 11 — DIVIDENDS

Guidelines with respect to maintenance of capital adopted by federal banking law limits the amount of cash dividends the Bank can pay to the Holding Company to the extent of net retained profits (as defined by the regulatory agencies) for the current and two preceding years, and is further limited by the requirement that the Bank maintain positive retained earnings. Under the most restrictive of the above regulations, in 2003 the Bank is limited to paying additional dividends of approximately $593,000 plus 2003 net income.

NOTE 12 — PENSION PLAN

The Bank has a Simplified Employee Pension (SEP) Plan that is a defined contribution plan. Employees become eligible to participate in the SEP Plan after two years of service in the immediately preceding five plan years and after attaining the age of 21. In each plan year the Bank may contribute to the SEP Plan the lesser of $30,000 or a percentage of each participant’s compensation as reported on Form W-2. The contribution is determined annually by the Bank’s Board of Directors. Also, participants may make contributions to the SEP Plan subject to certain requirements and limitations. In all cases, Bank and participant contributions may not exceed limitations established by the Internal Revenue Service. Expense recognized by the Bank in relation to the SEP Plan for the year ended December 31, 2002, 2001 and 2000 was approximately $13,000, $8,000 and $8,000.

NOTE 13 — DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Carrying amount is a reasonable estimate of fair value for cash and cash equivalents, Federal Reserve stock, accrued interest receivable and payable, demand deposits, savings accounts and money market deposits.

Fair value of other financial instruments is estimated as follows:

Fair values for securities are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

Fair value of fixed and variable rate loans is principally estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

The fair value of fixed-maturity certificates of deposit is estimated by discounting cash flows using the rates currently offered for deposits of similar remaining maturities.

The fair value of commitments is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair value of commitments to extend credit and standby letters of credit were immaterial at the reporting dates presented.

The carrying amounts and fair values of the Company’s financial instruments (in thousands) are as follows as of year-end.

                                       2002                      2001
                                      Carrying      Fair        Carrying        Fair
                                       Amount       Value        Amount        Value
   Financial assets
     Cash and cash equivalents        $ 3,644     $ 3,644       $ 5,911        $ 5,911
     Securities                        11,091      11,109         8,372          8,383
     Loans, net                        29,335      29,705        29,068         28,959
     Federal Reserve stock                 38          38            38             38
     Accrued interest receivable          361         361           372            372

   Financial liabilities
     Deposits                       $ (40,363)  $ (41,574)    $ (40,105)     $ (41,287)
     Accrued interest payable             (69)        (69)          (83)           (83)

NOTE 14 — REGULATORY MATTERS

The Company and Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

Since the Company is a one-bank holding company with consolidated assets of less than $150 million, regulatory minimum capital tests apply primarily to the Bank.

At year end, the Bank’s actual capital levels (in millions) and minimum required levels were:

                                                                                      Minimum Required To
                                                               Minimum Required       Be Well Capitalized
                                                                 For Capital        Under Prompt Corrective
                                                  Actual       Adequacy Purposes       Action Regulations
        2002                                  Amount   Ratio    Amount  Ratio         Amount             Ratio
        Total capital (to risk weighted assets$     4.314.4%    $  2.4   8.0%      $              3.0    10.0%
        Tier 1 capital (to risk weighted assets)     4.14.0%        1.2  4.0%                      1.8    6.0%
        Tier 1 capital (to average assets)           4.9.2%         1.8  4.0%                      2.3    5.0%

        2001
        Total capital (to risk weighted assets$     4.013.9%    $  2.3   8.0%      $              2.9    10.0%
        Tier 1 capital (to risk weighted assets)     3.13.4%        1.1  4.0%                      1.7    6.0%
        Tier 1 capital (to average assets)           3.8.8%         1.7  4.0%                      2.2    5.0%

The Bank at year end 2002 and 2001 was categorized as well capitalized. Management is not aware of any conditions or events since the most recent notification that would change the Bank’s category.

NOTE 15 - HURON NATIONAL BANCORP, INC. (Parent Company Only)

CONDENSED FINANCIAL INFORMATION

Presented below are condensed financial statements for the parent company:

        CONDENSED BALANCE SHEETS
                                                                          December 31,
        ASSETS                                                       2002          2001
             Cash and cash equivalents                              $ 1,736       $ 4,035
             Investment in Huron National Bank                    4,314,552     3,889,335
                  Total assets                                   $4,316,288    $3,893,370

        LIABILITIES                                                     $ -           $ -

        SHAREHOLDERS' EQUITY                                    $ 4,316,288   $ 3,893,370
                  Total liabilities and shareholders' equity     $4,316,288    $3,893,370

NOTE 15 — HURON NATIONAL BANCORP, INC. (PARENT COMPANY ONLY)

CONDENSED FINANCIAL INFORMATION (continued)

                                               CONDENSED STATEMENTS OF INCOME
                                                                                   Years Ended December 31,
                                                                              2002           2001            2000
         Operating Income
              Dividends from Huron National Bank                             $ 144,375      $ 155,625       $ 150,625

         Operating Expenses
              Other expenses                                                    12,299         12,338          11,240
                                                                          -------------  -------------   -------------

         Income before equity in undistributed
            net income of subsidiary                                           132,076        143,287         139,385

         Equity in undistributed net income of subsidiary                      297,094        285,556         330,688
                                                                          -------------  -------------   -------------

         Net Income                                                          $ 429,170      $ 428,843       $ 470,073
                                                                          =============  =============   =============

                                             CONDENSED STATEMENTS OF CASH FLOWS
                                                                                   Years Ended December 31,
                                                                              2002           2001            2000
         Cash Flows from Operating Activities
              Net income                                                     $ 429,170      $ 428,843       $ 470,073
              Adjustments to reconcile net income to
                 cash from operating activities:
              Equity in undistributed net income
                 of subsidiary                                                (297,094)      (285,556)       (330,688)
                                                                          -------------  -------------   -------------

         Net cash from operating activities                                    132,076        143,287         139,385
                                                                          -------------  -------------   -------------

         Cash Flows from Financing Activities
              Dividends paid                                                  (134,375)      (140,625)       (140,625)
                                                                          -------------  -------------   -------------
              Net Cash from Financing Activities                              (134,375)      (140,625)       (140,625)
                                                                          -------------  -------------   -------------

         Net Change in Cash and Cash Equivalents                                (2,299)         2,662          (1,240)
         Cash and Cash Equivalents at:
              Beginning of the period                                            4,035          1,373           2,613
                                                                          -------------  -------------   -------------

              End of the period                                                $ 1,736        $ 4,035         $ 1,373
                                                                          =============  =============   =============

NOTE 16 - QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                Interest     Net Interest     Net            Earnings
                2002                             Income         Income       Income         Per Share
                     First quarter               $ 715,425      $ 346,431     $ 90,537      $ 1.45            1.45
                     Second quarter                724,510        359,646      107,062           1.71
                     Third quarter                 733,554        378,418      113,594           1.82
                     Fourth quarter                722,185        402,712      117,977           1.89

                2001
                     First quarter               $ 760,846      $ 395,053    $ 114,009      $ 1.82            1.82
                     Second quarter                762,475        381,246      107,984           1.73
                     Third quarter                 762,965        374,758      104,782           1.68
                     Fourth quarter                740,474        356,924       87,048           1.39

Exhibit 21
SUBSIDIARY OF REGISTRANT

      Huron National Bank — 100% owned
      National Banking Association headquartered in Michigan

EXHIBIT 99-1

          I, Dale L. Bauer, Chief Executive Officer of Huron National Bancorp, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)

the Annual Report on Form 10-KSB for the annual period ended December 31, 2002 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)

the information contained in the Annual Report on Form 10-KSB for the annual period ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of Huron National Bancorp, Inc.

March 18, 2003	/s/ Dale L. Bauer Dale L. Bauer President and Chief Executive Officer

EXHIBIT 99-2

          I, Paulette D. Kierzek, Principal Financial Officer of Huron National Bancorp, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)

the Annual Report on Form 10-KSB for the annual period ended December 31, 2002 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)

the information contained in the Annual Report on Form 10-KSB for the annual period ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of Huron National Bancorp, Inc.

March 18, 2003	/s/ Paulette D. Kierzek Paulette D. Kierzek Principal Financial Officer

APPENDIX D

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

☒ Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended September 30, 2003

Commission File Number 0-19181

HURON NATIONAL BANCORP, INC.
(Exact name of small business issuer in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-2855012 (IRS employer Identification No.)

200 East Erie Street, Rogers City, Michigan 49779
(Address of principal executive offices, including zip code)

(989) 734-4734
(Telephone Number including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for shorter periods if the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒     No 

Indicate by check mark whether the Registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes      No ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock as of the latest practical date.

$10.00 par value of common stock (Class)	62,500 shares as of November 3, 2003 (Outstanding)

HURON NATIONAL BANCORP, INC.

CONTENTS

PART I	FINANCIAL INFORMATION (CONDENSED)

ITEM 1	Consolidated Balance Sheet (Unaudited) September 30, 2003	2

Consolidated Statements of Income and Comprehensive Income (Unaudited) Three and nine months ended September 30, 2003 and 2002	3

Consolidated Statements of Cash Flows (Unaudited) Nine months ended September 30, 2003 and 2002	4

Notes to the Consolidated Financial Statements (Unaudited)	5

ITEM 2	Management’s Discussion and Analysis of Financial Condition and Results of Operations	6

ITEM 3	Controls and Procedures	9

PART II	OTHER INFORMATION

Item 1 - Legal Proceedings	10

Item 2 - Changes in Securities	10

Item 3 - Defaults upon Senior Securities	10

Item 4 - Submission of Matters to a Vote of Security Holders	10

Item 5 - Other Information	10

Item 6 - Exhibits and Reports on Form 8-K	10

Signatures	11

Certifications	12

HURON NATIONAL BANCORP, INC.
CONSOLIDATED BALANCE SHEET (UNAUDITED)

ASSETS	September 30, 2003
Cash and due from banks	$ 3,407,779
Federal funds sold	1,500,000

Cash and cash equivalents	4,907,779
Securities available for sale	7,309,720
Securities held to maturity	235,259

Total securities	7,544,979
Loans
Commercial	4,380,340
Real Estate	19,179,481
Installment	9,252,497

Total loans	32,812,318
Allowance for loan losses	(151,082)

Net loans	32,661,236
Bank premises and equipment - net	398,957
Accrued interest receivable	322,105
Other real estate owned	71,700
Other assets	154,810

Total assets	$ 46,061,566

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits
Non-interest bearing transaction accounts	$ 5,286,873
Interest-bearing transaction accounts	5,121,153
Savings	8,160,458
Time	22,338,077

Total deposits	40,906,561

Accrued interest payable	72,919
Other liabilities	380,712

Total liabilities	41,360,192
Shareholders' equity
Common stock, $10 par value: 100,000 shares authorized and
62,500 outstanding	625,000
Additional paid in capital	625,000
Retained earnings	3,323,925
Accumulated other comprehensive income, net	127,449

Total shareholders' equity	4,701,374

Total liabilities and shareholders' equity	$ 46,061,566

See notes to the interim consolidated financial statements

2

HURON NATIONAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
Interest Income	2003	2002	2003	2002
Loans, including fees	$641,714	$617,526	$1,872,965	$1,824,982
Federal funds sold	1,608	6,745	4,118	31,006
Securities:
Taxable	55,611	87,103	205,301	254,044
Tax exempt	21,423	21,617	67,534	61,769
Other	563	563	1,688	1,688

Total interest income	720,919	733,554	2,151,606	2,173,489
Interest Expense
Deposits
	246,321	355,136	777,321	1,088,994

Net Interest Income	474,598	378,418	1,374,285	1,084,495
Provision for Loan Losses	16,850	1,500	56,350	2,000

Net Interest Income After
Provision for Loan Losses	457,748	376,918	1,317,935	1,082,495
Non-Interest Income
Service charges	26,494	20,300	72,256	54,964
Other	17,123	12,576	38,244	31,231

Total non-interest income	43,617	32,876	110,500	86,195

Non-Interest Expense
Salaries and benefits	142,642	141,640	418,527	411,515
Premises and equipment	39,195	36,300	116,166	109,496
Legal and accounting fees	28,220	22,745	80,467	58,542
Other operating expense	63,511	55,515	194,826	166,969

Total non-interest expense	273,568	256,200	809,986	746,522

Income Before Income Tax	227,797	153,594	618,449	422,168
Provision for Income Tax	75,500	40,000	192,800	110,975

Net Income	$152,297	$113,594	$ 425,649	$ 311,193

Comprehensive Income	$ 93,010	$135,418	$ 385,087	$ 489,236

Basic and Diluted Earnings Per Share	$ 2.44	$ 1.82	$ 6.81	$ 4.98

See notes to the interim consolidated financial statements

3

HURON NATIONAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	Sept 30,	Sept 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2003	2002
Net income	$ 425,649	$ 311,193
Adjustments to reconcile net income to net cash
from operating activities
Depreciation and amortization	42,560	41,256
Net premium amortization and discount accretion on securities	76,442	252,042
Provision for loan losses	56,350	2,000
Net change in:
Other assets and interest receivable	(59,574)	(22,427)
Other liabilities and interest payable	170,566	44,880

Net cash from operating activities	711,993	628,944

CASH FLOWS FROM INVESTING ACTIVITIES
Available-for-sale securities:
Purchases	(329,748)	(3,903,004)
Maturities	3,690,923	1,675,000
Held-to-maturity securities:
Maturities	47,000	78,000
Net change in loans	(3,382,539)	(325,836)
Purchase of property and equipment	(17,489)	(5,170)

Net cash from investing activities	8,147	(2,481,010)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposit accounts	543,558	469,288

Net cash from financing activities	543,558	469,288

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,263,698	(1,382,778)
CASH AND CASH EQUIVALENTS AT:
BEGINNING OF PERIOD	3,644,081	5,911,035

END OF PERIOD	$ 4,907,779	$ 4,528,257

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$ 773,227	$ 1,087,855
Federal income tax	$ 78,894	$ 93,044

See notes to the interim consolidated financial statements

4

HURON NATIONAL BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.

The consolidated financial statements include the accounts of the Registrant and its wholly owned subsidiary, Huron National Bank after elimination of significant inter-company transactions and accounts. The accompanying unaudited consolidated financial statements should be read in conjunction with the notes to the consolidated financial statements contained in the Annual Report for the year ended December 31, 2002.

2.

In the opinion of Management of the Registrant, the accompanying consolidated financial statements contain all the adjustments (consisting only of normal recurring accruals) necessary to present fairly the consolidated financial position of the Registrant as of September 30, 2003, and the results of operations for the three and nine month periods ended September 30, 2003 and 2002.

3.

During the nine month period ended September 30, 2003, there were no sales of available-for-sale securities. At September 30, 2003, the total net unrealized gain on available-for-sale securities was $193,103. There were no sales or transfers of securities classified as held to maturity. The estimated fair value of securities held to maturity as of September 30, 2003 was $251,811.

4.

Loans past due ninety days or more, nonaccruals and restructured loans decreased from December 31, 2002, by approximately $184,000 during the nine months ended September 30, 2003, to $21,518. These loans have adequate levels of collateral and/or are guaranteed such that the Bank does not expect significant loss. As of September 30, 2003, the Bank had outstanding commitments to make loans totaling $2,219,884, and outstanding letters of credit of $292,000.

5.	The provision for income taxes represents federal income tax expense calculated using full year rate computation on taxable income generated during the respective periods.

6.

Basic and diluted earnings per share is computed using the weighted average number of shares outstanding. There were no diluted shares as of September 30, 2003 and 2002. The number of shares used in the computations of basic and diluted earnings per share was 62,500 for 2003 and 2002.

Continued

5

HURON NATIONAL BANCORP, INC.
ITEM 2 MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis of financial condition and results of operations provides additional information to assess the consolidated financial statements of the Registrant and its wholly owned subsidiary. The discussion should be read in conjunction with those statements.

Summary of Financial Position

        Total assets at September 30, 2003 increased from December 31, 2002 by 2.40% or $1,078,315. This increase primarily was the result of an increase in net loans of $3,326,189 from December 31, 2002. The net loan to deposit ratio increased from 72.68% at December 31, 2002 to 79.85% at September 30, 2003.

        During the first nine months of 2003, the Bank has seen an increase in total deposits of 1.35% or $543,558, primarily in time deposit accounts.

Results of Operations

        Net income for the nine months ended September 30, 2003 totaled $425,649 compared to $311,193 for the nine months ended September 30, 2002, an increase of $114,456. The increase is primarily the result of a decrease in interest expense of $311,673. Net income for the three months ended September 30 totaled $152,297 and $113,594 as of September 30, 2003 and 2002.

        The Company is required to disclose comprehensive income which for the Company is net income plus or minus the change in unrealized gain or loss on available for sale securities, net of tax. Total comprehensive income was $385,087 and $489,236 for the nine months ended September 30, 2003 and 2002.

        The provision for loan losses for the nine month periods ended September 30, 2003 and 2002, was $56,350 and $2,000, respectively. It is management’s intention to provide an adequate allowance for loan losses based on an ongoing evaluation of the loan portfolio. The Comptroller of the Currency feels there is a weakness in our loan portfolio based on documentation and not on performance and therefore is mandating the increase in the allowance during this sluggish economy. Management will continue to monitor the adequacy of the allowance.

        Non-interest income for the nine months ended September 30, 2003 totaled $110,500, compared to $86,195 in 2002. The increase was primarily related to fee income and service charges due to increased activity. Non-interest income for the three months ended September 30, 2003 totaled $43,617, compared to $32,876 in 2002, primarily due to an increase of $6,200 in service charges.

        Non-interest expense for the nine months ended September 30, 2003 totaled $809,986, compared to $746,522 at September 30, 2002. This increase was primarily due to increases in other operating expenses of $27,857 and legal and accounting fees of $21,925. For the three months ended September 30, 2003, non-interest expense totaled $273,568, compared to $256,200 as of September 30, 2002. An increase in other operating expenses of $7,996 and an increase of $5,475 in legal and accounting fees attributed to the change.

        Federal income tax expense increased $81,825 to $192,800 for the nine months ended September 30, 2003, compared to the previous year’s tax expense of $110,975 at September 30, 2002, primarily due to an increase in income before income tax.

Continued

6

Analysis of Net Interest Income

        The difference between interest generated by the Bank’s earning assets and interest paid on liabilities is referred to as net interest income, the most significant component of the Bank’s earnings.

        The Company has experienced an increase in net interest income of $289,790 for the nine months ended September 30, 2003, over the comparable prior year period. The decrease in interest rates has resulted in a decrease in gross yield on interest bearing liabilities for the nine months ended September 30, 2003 and 2002. This is a result of higher yield certificates of deposit maturing. The net yield on interest earning assets increased from 3.56% for the nine months ended September 30, 2002, to 4.45% for the same period in 2003. The interest rate spread between total interest earning assets and total interest bearing liabilities increased from 3.07% at September 30, 2002 to 4.01% for the same period in 2003.

Capital Management

        Regulators have established “risk-based” capital guidelines for banks and bank holding companies. Because of the Company's and Bank’s size, regulatory capital requirements apply only to the Bank.

        Under the guidelines, minimum capital levels are established for risk based on total assets. For the risk based computation, the ratio is based on the perceived risk in asset categories and certain off-balance sheet items, such as standby letters of credit. The guidelines define Tier 1 capital and Tier 2 capital. Tier 1 capital includes common shareholders’ equity, while Tier 2 capital adds the allowance for loan losses. Tier 1 capital cannot exceed Tier 2 capital. Banks are required to have ratios of Tier 1 capital to risk weighted assets of 4% and total capital (Tier 1 plus Tier 2) of 8%. At December 31,2002 and September 30, 2003, Huron National Bank had capital ratios well above the minimum regulatory guidelines.

        As of September 30, 2003, the Bank’s actual capital levels and minimum required levels are:

	Actual		Minimum Required For Capital Adequacy Purposes		Minimum Required To Be Well Capitalized Under Prompt Corrective Action Regulations
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capitol (to risk weighted assets)	$ 4,722	15.32%	$ 2,465	8.00%	$ 3,082	10.00%
Tier 1 capital (to risk weighted assets)	4,571	14.83%	1,233	4.00%	1,849	6.00%
Tier 1 capital (to average assets)	4,571	10.09%	1,813	4.00%	2,266	5.00%

Liquidity and Interest Rate Sensitivity

        The Bank’s principal asset/liability management objectives include the maintenance of adequate liquidity and appropriate interest rate sensitivity while maximizing net interest income.

        The Bank’s primary sources of short-term liquidity are short-term investments and the ability to raise money through federal funds purchased. Longer term sources of liquidity are through longer term investment security maturities and loan repayments, as well as through normal deposit growth and negotiable certificates of deposit. The primary source of funds for the parent company is the upstream of dividends from the Bank.

        Management believes that the sources of liquidity are sufficient for the Bank and parent company to continue with their current business plans.

        As previously noted, interest income and interest expense are also dependent on changing interest rates. The relative impact of changing interest rates on the net interest income depends on the rate sensitivity to such changes. Rate sensitivity generally depends on maturity structures, call provisions, repayment penalties, etc., of the respective financial instruments. The Bank’s exposure or sensitivity to changing interest rates is measured by the ratio of rate-sensitive assets to rate-sensitive liabilities. The Bank feels that its rate sensitive position is adequate in a normal interest rate movement environment.

Continued

7

        The Bank’s cumulative one year GAP position has increased from ($18,316,369) at December 31, 2002, to ($13,373,117) at September 30, 2003, primarily due to the interest in shorter investments and loans maturing within one year. Also, an increase in certificates of deposit maturing within one year has increased the cumulative GAP position.

        The Bank has recently invested funds in short-term securities to offset the interest rate risk associated with customers investing their funds in short-term certificates of deposit with the Bank. The increase in loans due within one year is primarily the result of fixed rate loans transitioning from the greater than one year category to the less than one year category. Real estate loan trends continue to focus on long-term fixed rate loans that are continuously maturing or being refinanced.

Continued

8

HURON NATIONAL BANCORP, INC.
ITEM 3 CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

        The Company’s Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of the Company’s disclosure controls and procedures (as defined in Exchange Act Rules 13a-14(c) and 15(d)-14(c)) as of a date within 90 days of the filing date of this Form 10-QSB (the “Evaluation Date”), have concluded that as of the Evaluation Date, the Company’s disclosure controls and procedures were adequate and effective to ensure that material information relating to the Company would be made known to them by others within the Company, in connection with the Company's filing of its third quarter report on this Form 10-QSB.

Changes in Internal Controls

        During the period covered by this report, there were no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Continued

9

HURON NATIONAL BANCORP, INC.
PART II
OTHER INFORMATION

ITEM 1 – LEGAL PROCEEDINGS

        No changes in legal proceedings relevant to the requirements of this section occurred during the nine months ended September 30, 2003.

ITEM 2 – CHANGES IN SECURITIES

        No changes in securities relevant to the requirements of this section occurred during the nine months ended September 30, 2003.

ITEM 3 – DEFAULTS UPON SENIOR SECURITIES

        There have been no defaults upon senior securities relevant to the requirements of this section during the nine months ended September 30, 2003.

ITEM 4 – SUBMISSION OF MATTERS TO A VOTE OF SECURITITY HOLDERS

        No other information to report during the nine months ended September 30, 2003.

ITEM 5 – OTHER INFORMATION

        No other information to report during the nine months ended September 30, 2003.

ITEM 6 – EXHIBITS AND REPORTS ON FORM 8-K

    a.        Exhibits required by Item 601 of Regulation S-K:

1.	31.1 Certificate of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

2.	31.2 Certificate of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

3.	32.1 Certificate of the Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

4.	32.2 Certificate of the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

    b.        Reports on Form 8-K. No reports on Form 8-K were filed for the quarter ended September 30, 2003.

10

HURON NATIONAL BANCORP, INC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HURON NATIONAL BANCORP, INC.
By /s/ Dale L. Bauer Dale L. Bauer President and Chief Executive Officer Dated: 11/06/03

By /s/ Paulette D. Kierzek Paulette D. Kierzek Chief Financial Officer Dated: 11/06/03

11

EXHIBIT 31.1

CERTIFICATE OF THE
CHIEF EXECUTIVE OFFICER OF
HURON NATIONAL BANCORP, INC.

I, Dale L. Bauer, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Huron National Bancorp, Inc.;

2.

Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.

Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a)

designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

c)

disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

12

Date: November 6, 2003

/s/ Dale L. Bauer
Dale L. Bauer
President and Chief Executive Officer

13

EXHIBIT 31.2

CERTIFICATE OF THE
CHIEF FINANCIAL OFFICER OF
HURON NATIONAL BANCORP, INC.

I, Paulette D. Kierzek, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Huron National Bancorp, Inc.;

2.

Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.

Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a)

designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

c)

disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

14

Date: November 6, 2003

/s/ Paulette D. Kierzek
Paulette D. Kierzek
Chief Financial Officer

15

EXHIBIT 32.1

CERTIFICATE OF THE
CHIEF EXECUTIVE OFFICER OF
HURON NATIONAL BANCORP, INC.

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

         I, Dale L. Bauer, Chief Executive Officer of Huron National Bancorp, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

    (1)        The quarterly report on Form 10-QSB for the quarterly period ended September 30, 2003, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

    (2)        The information contained in this quarterly report on Form 10-QSB for the quarterly period ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Huron National Bancorp, Inc.

Dated: November 6, 2003	HURON NATIONAL BANCORP, INC. By /s/ Dale L. Bauer Dale L. Bauer, Chief Executive Officer

16

EXHIBIT 32.2

CERTIFICATE OF THE
CHIEF FINANCIAL OFFICER OF
HURON NATIONAL BANCORP, INC.

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

         I, Paulette D. Kierzek, Chief Financial Officer of Huron National Bancorp, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

    (1)        The quarterly report on Form 10-QSB for the quarterly period ended September 30, 2003, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

    (2)        The information contained in this quarterly report on Form 10-QSB for the quarterly period ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Huron National Bancorp, Inc.

Dated: November 6, 2003	HURON NATIONAL BANCORP, INC. By /s/ Paulette D. Kierzek Paulette D. Kierzek, Chief Financial Officer

17